Exhibit 10.7
EXECUTION COPY

AMENDED AND RESTATED CURRENT EXCESS SERVICING SPREAD ACQUISITION AGREEMENT
FOR NON-AGENCY MORTGAGE LOANS

by and between

NATIONSTAR MORTGAGE LLC
(Seller)

and

MSR XII LLC
(Purchaser)

Dated and effective as of September 10, 2013

Table of Contents

ARTICLE I DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES	2

Section 1.01	Definitions 2

Section 1.02	General Interpretive Principles 14

ARTICLE II PROCEDURES; ITEMS TO BE DELIVERED	15

Section 2.01	Sale of Current Excess Servicing Spread 15

Section 2.02	Grant of Security Interest 15

Section 2.03	Items to be Delivered on the Original Agreement Date 15

Section 2.04	Items to be Delivered on the Sale Date, Amendment Date or Subsequent Sale Date. 16

Section 2.05	Sale Date, Amendment Date and Subsequent Sale Date Transactions. 20

ARTICLE III PAYMENTS AND DISTRIBUTIONS	20

Section 3.01	Purchase Price 20

Section 3.02	Payments by Purchaser 21

Section 3.03	Accounts 22

Section 3.04	Priority of Payments 25

Section 3.05	Withdrawals from the Current Spread Reserve Account 26

Section 3.06	Payment to Seller of Base Servicing Fee 27

Section 3.07	Intent and Characterization 27

ARTICLE IV [RESERVED]	27

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLER	27

Section 5.01	Due Organization and Good Standing 28

Section 5.02	Authority and Capacity 28

Section 5.03	Title to the Mortgage Servicing Rights; Owner Consents 28

Section 5.04	Effective Agreements 29

Section 5.05	No Accrued Liabilities 29

Section 5.06	Seller/Servicer Standing. 29

Section 5.07	MERS Membership 29

Section 5.08	Owner Set-off Rights 29

Section 5.09	Ability to Perform; Solvency 30

Section 5.10	Material Documents 30

Section 5.11	Obligations with Respect to Origination 30

Section 5.12	No Actions 30

ARTICLE VI REPRESENTATIONS AND WARRANTIES AS TO MORTGAGE LOANS AND SERVICING	30

Section 6.01	Servicing Agreements; Applicable Laws 30

Section 6.02	Related Escrow Accounts 31

Section 6.03	Accuracy of Servicing Information 31

Section 6.04	No Purchaser Responsibility 31

Section 6.05	Location of Credit Files 31
Section 6.06    Representations Concerning the Current Excess Servicing Spread                                        31

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF PURCHASER	32

Section 7.01	Due Organization and Good Standing 32

Section 7.02	Authority and Capacity 32

Section 7.03	Effective Agreements 33

Section 7.04	Sophisticated Investor 33

Section 7.05	No Actions 33

ARTICLE VIII SELLER COVENANTS	33

Section 8.01	Servicing Obligations 33

Section 8.02	Cooperation 34

Section 8.03	Financing Statements 35

Section 8.04	Supplemental Information 35

Section 8.05	Access to Information 35

Section 8.06	Home Affordable Modification Program 35

Section 8.07	Distribution Date Data Tapes and Reports 36

Section 8.08	Financial Statements and Officer’s Certificates 38

Section 8.09	Monthly Management Calls 38

Section 8.10	Timely Payment of Owner Obligations 39

Section 8.11	Servicing Agreements 39

Section 8.12	Transfer of Mortgage Servicing Rights 39

Section 8.13	Consents to Transaction Documents 39

Section 8.14	Accounts 40

Section 8.15	Notification of Certain Events 40

Section 8.16	Financing; Pledge of Current Excess Servicing Spread 40

Section 8.17	Existence, etc 40

Section 8.18	Consent to Sub-Servicing 41

Section 8.19	Nonpetition Covenant 42

Section 8.20	Data Tape; Schedule of Mortgage Loans 42

Section 8.21	Insurance. 42

Section 8.22	Defense of Title. 42

Section 8.23	Refinancing of Mortgage Loans. 43
ARTICLE IX CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER
Section 9.01    Correctness of Representations and Warranties        43

Section 9.02	Compliance with Conditions 43

Section 9.03	Corporate Resolution 44

Section 9.04	No Material Adverse Change 44

Section 9.05	Consents 44

Section 9.06	Delivery of Transaction Documents 44

Section 9.07	Certificate of Seller 44

Section 9.08	Valuation 45

Section 9.09	Opinions of Counsel 45

Section 9.10	Acquisition of Mortgage Servicing Rights by Seller 45

Section 9.11	Good Standing Certificate of Seller 45

Section 9.12	No Actions or Proceedings. 45

Section 9.13	Fees, Costs and Expenses. 45

ARTICLE X CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER	46

Section 10.01	Correctness of Representations and Warranties 46

Section 10.02	Compliance with Conditions 46

Section 10.03	Corporate Resolution 46

Section 10.04	No Material Adverse Change 46

Section 10.05	Certificate of Purchaser 46

Section 10.06	Good Standing Certificate of Purchaser. 47

ARTICLE XI INDEMNIFICATION; CURE	47

Section 11.01	Indemnification by Seller 47

Section 11.02	Indemnification by Purchaser 49

Section 11.03	Award of Damages 50

Section 11.04	Other Rights 51

ARTICLE XII MISCELLANEOUS	51

Section 12.01	Costs and Expenses 51

Section 12.02	Confidentiality 51

Section 12.03	Broker's Fees 52

Section 12.04	Relationship of Parties 53

Section 12.05	Survival of Representations and Warranties 53

Section 12.06	Notices 53

Section 12.07	Waivers 53

Section 12.08	Entire Agreement; Amendment 54

Section 12.09	Binding Effect 54

Section 12.10	Headings 54

Section 12.11	Applicable Law 54

Section 12.12	Incorporation of Exhibits 55

Section 12.13	Counterparts 55

Section 12.14	Severability of Provisions 55

Section 12.15	Public Announcement 55

Section 12.16	Assignment 55

Section 12.17	Termination 56

Section 12.18	Third Party Beneficiaries 56

EXHIBITS

Exhibit A - Form of Assignment Agreement
Exhibit B - Schedule of Mortgage Loans

Exhibit C - Seller's Officer’s Certificate
Exhibit D - Purchaser's Officer's Certificate
Exhibit E - Location of Credit Files
Exhibit F - Form of Summary Remittance Report
Exhibit G - Form of Delinquency Report
Exhibit H - Form of Disbursement Report
Exhibit I - Seller Jurisdictions and Recording Offices
Exhibit J - Servicing Agreements

AMENDED AND RESTATED CURRENT EXCESS SERVICING SPREAD ACQUISITION AGREEMENT FOR NON-AGENCY MORTGAGE LOANS
This AMENDED AND RESTATED CURRENT EXCESS SERVICING SPREAD ACQUISITION AGREEMENT FOR NON-AGENCY MORTGAGE LOANS (as amended, restated, or otherwise modified and in effect from time to time, this “Agreement”), dated as of September 10, 2013 (the “Amendment Date”), is by and between MSR XII LLC, a Delaware limited liability company (together with its successors and assigns, the “Purchaser”), and Nationstar Mortgage LLC, a Delaware limited liability company (together with its successors and assigns, the “Seller”) (the Purchaser and the Seller will collectively be referred to as the “Parties” and each, a “Party”).
W I T N E S S E T H:
WHEREAS, Seller and Bank of America, National Association (“Bank of America”) have entered into the Purchase and Sale Agreement, pursuant to which, among other things, Seller will acquire and assume all right, title and interest in mortgage servicing rights to a portfolio of residential mortgage loans owned or securitized by the Owners (as defined herein);
WHEREAS, by acquiring such mortgage servicing rights, Seller is entitled to a servicing spread and other incidental fees with respect to the related residential mortgage loans;
WHEREAS, the servicing spread, together with the Ancillary Income (as defined below), exceeds the compensation that Seller requires to service the related residential mortgage loans;
WHEREAS, Seller desires to sell, and Purchaser desires to purchase, a portion of the servicing spread that exceeds such required compensation amount; and
WHEREAS, pursuant to the Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans on January 6, 2013 (the “Original Agreement”), the Purchaser and Seller set forth the terms and conditions pursuant to which Seller sold, transferred and assigned to Purchaser, all of Seller’s right, title and interest in and to a portion of the servicing spread, that exceeds the Seller’s required compensation amount, and Purchaser purchased all right, title and interest in and to such portion of the servicing spread;
WHEREAS, the Parties hereto acknowledge that the acquisition by Purchaser of Seller’s right, title and interest in and to an additional portion of the servicing spread, that exceeds the Seller’s required compensation amount, on the Amendment Date is a continuation of the original acquisition on the Closing Date and not a new acquisition or investment; and
WHEREAS, the Parties wish to amend and restate the Original Agreement to set forth the terms of the sale by the Seller to the Purchaser of an additional portion of the servicing spread in excess the Seller’s required compensation amount;

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the Original Agreement is hereby amended and restated to read, and the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS; GENERAL INTERPRETIVE PRINCIPLES

Section 1.01    Definitions.

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:
Accepted Servicing Practices: With respect to any Mortgage Loan, those accepted and prudent mortgage servicing practices (including collection procedures) which are in accordance with the servicing practices and procedures as set forth in the applicable Servicing Agreements, and in a manner at least equal in quality to the servicing that Seller provides to mortgage loans which it owns in its own portfolio.
Agency: Any of Fannie Mae, Freddie Mac or Ginnie Mae, or any successor thereto.
Agreement: As defined in the preamble hereof.
Amendment Base Purchase Price: The meaning given to such term in Section 3.01.
Amendment Current Excess Servicing Spread: The rights of Seller, severable from each (and all) of the other rights under the applicable Servicing Agreements, to a percentage of the Total Servicing Spread, which percentage is equal to the Amendment Current Excess Servicing Spread Percentage.
Amendment Current Excess Servicing Spread Percentage: 10.33%.
Amendment Cut-off Date: August 31, 2013.
Amendment Date: As defined in the preamble hereof.
Amendment Purchase Price: The meaning given to such term in Section 3.01.
Amendment Purchase Price Percentage: 3.65 multiplied by the excess of (i) the Net Servicing Fee (as such Net Servicing Fees are determined in accordance with Exhibit F to the Purchase and Sale Agreement), expressed as an annualized rate on the unpaid principal balances of the related Mortgage Loans as of the Amendment Cut-off Date, as applicable and (ii) the Base Servicing Fee Rate.

Amendment Purchase Price Rebate Amount: An amount equal to the Amendment Current Excess Servicing Spread with respect to the Mortgage Loans for the period from the related Amendment Cut-off Date through the Amendment Date.
Ancillary Income: All incidental servicing fees (such as late fees, assignment transfer fees, returned check fees, special services fees, amortization schedule fees, HAMP fees, modification and incentive income and any interest or earnings on funds deposited in an account maintained by the Seller as servicer with respect to the Mortgage Loans, etc.) that are supplemental to the servicing spread payable to the servicer pursuant to the Servicing Agreements.
Applicable Law: With reference to any Person, all laws (including common law), statutes, regulations, ordinances, treaties, judgments, decrees, injunctions, writs and orders of any court, governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any Governmental Authority applicable to such Person or its property or in respect of its operations.
Assignment Agreement: An agreement substantially in the form of Exhibit A to this Agreement or in such other form as mutually agreed upon by the Parties.
Bank: Wells Fargo Bank, National Association, or any successor thereto, or another financial institution mutually agreed upon by the Parties or any successor thereto, each in its capacity as “Bank” under the Current Spread Custodial Account Control Agreement or the Current Spread Reserve Account Control Agreement, as applicable, or any third party custodian or trustee in similar capacity under any replacement account control agreements.
Bank of America: As defined in the recitals hereof.
Base Purchase Price: The meaning given to such term in Section 3.01.
Base Servicing Fee: With respect to a Collection Period, an amount equal to the sum for each Mortgage Loan of the product of (A) the outstanding principal balance of such Mortgage Loan with respect to the related Measurement Date, (B) the Base Servicing Fee Rate and (C) (i) in the case of the initial Collection Period following the Sale Date or Subsequent Sale Date for such Mortgage Loan, as applicable, a fraction, the numerator of which is the number of days in the period from and including the Sale Date or Subsequent Sale Date, as applicable, to and including the last day of the such Collection Period, and the denominator of which is 360, and (ii) in the case of all other Collection Periods for a Mortgage Loan, 1/12; provided that the Base Servicing Fee with respect to any Mortgage Loan whose Servicing Agreement is terminated during a Collection Period shall be pro-rated to the actual number of days within such Collection Period in which such Mortgage Loan was serviced by Seller.
Base Servicing Fee Rate: 0.235% per annum, except that, for the period during which the Interim Servicer is servicer of the Mortgage Loans, the Base Servicing Fee Rate shall be the lesser of (a) 0.235% per annum or (b) the interim servicing fee payable to the Interim Servicer.

Business Day: Any day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the States of Texas or New York are authorized or obligated by law or by executive order to be closed or (c) such other days as agreed upon by the Parties.
Code: The Internal Revenue Code of 1986, as amended from time to time.
Collateral: The meaning given to such term in Section 2.02.
Collection Period: With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.
Consolidated Tangible Net Worth: (i) The net worth of Seller and its consolidated subsidiaries, on a combined basis, determined in accordance with GAAP, minus (ii) all intangibles determined in accordance with GAAP (including goodwill, capitalized financing costs and capitalized administration costs but excluding originated and purchased mortgage servicing rights or retained residual securities) and any and all advances to, investments in and receivables held from affiliates; provided, however, that the non-cash effect (gain or loss) of any mark-to-market adjustments made directly to stockholders' equity for fluctuation of the value of financial instruments as mandated under the Statement of Financial Accounting Standards No. 133 (or any successor statement) shall be excluded from the calculation of Consolidated Tangible Net Worth.
Control: The meaning specified in Section 8-106 of the UCC.
Credit File: Those documents, which may be originals, copies or electronically imaged, pertaining to each Mortgage Loan, held by or on behalf of Seller in connection with the servicing of the Mortgage Loan, which may include Mortgage Loan Documents and the credit documentation relating to the origination of such Mortgage Loan, and any documents gathered during the Servicing of a Mortgage Loan.
Current Excess Servicing Spread: The rights of Seller, severable from each (and all) of the other rights under the applicable Servicing Agreements, to a percentage of the Total Servicing Spread, which percentage is equal to the then applicable Current Excess Servicing Spread Percentage.
Current Excess Servicing Spread Acquisition Agreement for FHLMC Mortgage Loans: The current excess servicing spread acquisition agreement for certain Freddie Mac mortgage loans, dated the date hereof, between the Seller and MSR IX LLC, as may be amended, restated, or otherwise modified and in effect from time to time.
Current Excess Servicing Spread Acquisition Agreement for FNMA Mortgage Loans: The current excess servicing spread acquisition agreement for certain Fannie Mae mortgage loans, dated the date hereof, between the Seller and MSR X LLC, as may be amended, restated, or otherwise modified and in effect from time to time.

Current Excess Servicing Spread Acquisition Agreement for GNMA Mortgage Loans: The current excess servicing spread acquisition agreement for certain Ginnie Mae mortgage loans, dated the date hereof, between the Seller and MSR XI LLC, as may be amended, restated, or otherwise modified and in effect from time to time.
Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans for MSR XIII LLC: The current excess servicing spread acquisition agreement for certain Non-Agency Mortgage Loans, dated the date hereof, between the Seller and MSR XIII LLC, as may be amended, restated, or otherwise modified and in effect from time to time.
Current Excess Servicing Spread Percentage: With respect to (i) any Mortgage Loans for which Current Excess Servicing Spread was acquired on the Sale Date or any Subsequent Sale Date on or prior to the Amendment Date and (a) any date of determination prior to the Amendment Date, the Original Current Excess Servicing Spread Percentage or (b) any date of determination on and after the Amendment Date, the sum of the Original Current Excess Servicing Spread Percentage and the Amendment Current Excess Servicing Spread Percentage and (ii) any Mortgage Loans for which Current Excess Servicing Spread is acquired on any Subsequent Sale Date after the Amendment Date, the Original Current Excess Servicing Spread Percentage.
Current Spread Custodial Account Agreement: The applicable deposit account agreement and other related account documentation governing the Third Party Controlled Current Spread Custodial Account.
Current Spread Custodial Account Control Agreement: The account control agreement among Seller, Purchaser and Wells Fargo Bank, National Association, or any other institution agreed upon by the Parties, as Bank, dated as of the Sale Date, entered into with respect to the Third Party Controlled Current Spread Custodial Account, as amended, restated, supplemented or otherwise modified from time to time.
Current Spread Reserve Account: The account specified in the Current Spread Reserve Account Control Agreement and maintained by Wells Fargo Bank, National Association, or any successor thereto, or any other third party custodian or trustee selected by Purchaser.
Current Spread Reserve Account Agreement: The applicable deposit account agreement and other related account documentation governing the Current Spread Reserve Account.
Current Spread Reserve Account Control Agreement: The account control agreement among Seller, Purchaser and Wells Fargo Bank, National Association, or any other institution agreed upon by the Parties, as Bank, dated on or before the Sale Date, entered into with respect to the Current Spread Reserve Account, as amended, restated, supplemented or otherwise modified from time to time.
Current Spread Reserve Account Deposit Event: The meaning given to such term in Section 3.03(c).

Current Spread Reserve Account Required Amount: The meaning given to such term in Section 3.03(c).
Custodian: A custodian of Credit Files or any part thereof as identified by the Seller to the Purchaser in writing on or prior to the Sale Date or the related Subsequent Sale Date, as applicable, as the same may be amended and supplemented from time to time by the Seller by providing a written notice of any such update to the Purchaser.
Cut-Off Date: With respect to the Mortgage Loans sold on the Sale Date, the opening of business on the Sale Date. With respect to the Mortgage Loans sold on a Subsequent Sale Date, the opening of business on such Subsequent Sale Date.
Deposit: As defined in Section 3.01 hereof.
Data Tape: The list of all mortgage loans, dated as of the date specified therein, whose Mortgage Servicing Rights will be sold, or that are anticipated to be sold, as applicable, to Seller under the Purchase and Sale Agreement.
Distribution Date: The 10th day of each calendar month, or if such day is not a Business Day, the prior Business Day, beginning in the month following the Sale Date, or such other day as mutually agreed upon by Seller and Purchaser.
Electronic Data File: A computer tape or other electronic medium generated by or on behalf of Seller and delivered or transmitted to or on behalf of Purchaser which provides information relating to the Mortgage Loans.
Eligible Servicing Agreement: Unless otherwise agreed to by the Purchaser, a Servicing Agreement in respect of which the following eligibility requirements have been satisfied:
(a)    either (i) the Owner Consents relating to such Servicing Agreement have been obtained or (ii) a final order entered by the bankruptcy court providing that an Owner Consent with respect to such Servicing Agreement is not required has been obtained;
(b)    such Servicing Agreement is an Eligible Servicing Agreement (as such term is defined in the Purchase and Sale Agreement);
(c)    such Servicing Agreement is in full force and effect, and is in all respects genuine as appearing on its face or as represented in the books and records of Seller, and no event of default, early amortization event, termination event, or other event giving any party thereto (including with notice or lapse of time or both) the right to terminate Seller as servicer thereunder for cause has occurred and is continuing; provided, however, that with respect to any Servicing Agreement and the occurrence of any event set forth in this clause (c) which is based on a breach of a collateral performance test, such Servicing Agreement shall remain an Eligible Servicing Agreement so long as no notice of termination based on such breach has been given or threatened in writing and subject to the restrictions set forth herein;

(d)    Seller has not resigned or been terminated as servicer under such Servicing Agreement and has no actual knowledge of any pending or threatened action to terminate Seller, as servicer (whether for cause or without cause); and
(e)    the Seller as servicer may not be terminated without cause pursuant to such Servicing Agreement or if the Seller as servicer may be terminated without cause, upon payment of a termination fee.
Entitlement Holder: The meaning specified in Section 8-102(a)(7) of the UCC.
Expense Amount: As defined in Section 11.01(b) hereof.
Expense Amount Accountant’s Letter: As defined in Section 11.01(b) hereof.
Expense Amount Tax Opinion: As defined in Section 11.01(b) hereof.
Expense Escrow Account: As defined in Section 11.01(b) hereof.
Fannie Mae: Federal National Mortgage Association, or any successor thereto.
FHLMC Mortgage Loans: Each of those mortgage loans for which the current excess servicing spread has been sold and assigned to MSR XI LLC pursuant to the Current Excess Servicing Spread Acquisition Agreement for FHLMC Mortgage Loans.
FNMA Mortgage Loans: Each of those mortgage loans for which the current excess servicing spread has been sold and assigned to MSR X LLC pursuant to the Current Excess Servicing Spread Acquisition Agreement for FNMA Mortgage Loans.
Freddie Mac: Federal Home Loan Mortgage Corporation, or any successor thereto.
Future Spread Agreements: The Future Spread Agreement for FHLMC Mortgage Loans, the Future Spread Agreement for FNMA Mortgage Loans, the Future Spread Agreement for GNMA Mortgage Loans, the Future Spread Agreement for Non-Agency Mortgage Loans for MSR XII LLC and the Future Spread Agreement for Non-Agency Mortgage Loans for MSR XIII LLC.
Future Spread Agreement for FHLMC Mortgage Loans: The Future Spread Agreement for FHLMC Mortgage Loans, dated January 6, 2013, by and between Seller and MSR IX LLC, as may be amended, restated, or otherwise modified and in effect from time to time.
Future Spread Agreement for FNMA Mortgage Loans: The Future Spread Agreement for FNMA Mortgage Loans, dated January 6, 2013, by and between Seller and MSR X LLC, as may be amended, restated, or otherwise modified and in effect from time to time.
Future Spread Agreement for GNMA Mortgage Loans: The Future Spread Agreement for GNMA Mortgage Loans, dated January 6, 2013, by and between Seller and MSR XI LLC, as may be amended, restated, or otherwise modified and in effect from time to time.

Future Spread Agreement for Non-Agency Mortgage Loans for MSR XII LLC: The Future Spread Agreement for Non-Agency Mortgage Loans, dated January 6, 2013, by and between Seller and Purchaser, as may be amended, restated, or otherwise modified and in effect from time to time.
Future Spread Agreement for Non-Agency Mortgage Loans for MSR XIII LLC: The Future Spread Agreement for Non-Agency Mortgage Loans, dated January 6, 2013, by and between Seller and MSR XIII LLC, as may be amended, restated, or otherwise modified and in effect from time to time.
GAAP: Generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.
Ginnie Mae: Government National Mortgage Association, or any successor thereto.
GNMA Mortgage Loans: Each of those mortgage loans for which the current excess servicing spread has been sold and assigned to MSR XI LLC pursuant to the Current Excess Servicing Spread Acquisition Agreement for GNMA Mortgage Loans.
Governmental Authority: With respect to any Person, any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its subsidiaries or any of its properties.
Grant: To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over or confirm.
HAMP: The meaning given to such term in Section 8.06.
HAMP Loans: The meaning given to such term in Section 8.06.
Holder Register: As defined in Section 12.16(b) hereof.
Indemnity Loan: As defined in Section 11.01(b) hereof.
Indemnity Loan Agreement: As defined in Section 11.01(b) hereof.
Interim Servicer: Bank of America or its successors or assigns acting as interim servicer with respect to the Mortgage Loans pursuant to the interim servicing addendum of the Purchase and Sale Agreement.

IRS: The United States Internal Revenue Service.
Lien: Any mortgage, deed of trust, pledge, hypothecation, collateral assignment, charge, deposit, arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any indebtedness or the performance of any other obligation, including any conditional sale or other title retention agreement.
Lockbox Account: An account maintained by Wells Fargo Bank, National Association or another third party custodian or trustee selected by Purchaser for the purpose of receiving Servicing Spread Collections.
Loss or Losses: Any and all direct, actual and out-of-pocket losses (including any loss in the value in the Current Excess Servicing Spread), damages, deficiencies, claims, costs or expenses, including reasonable attorneys' fees and disbursements, excluding (i) any amounts attributable to or arising from overhead allocations, general or administrative costs and expenses, or any cost for the time of any Party's employees, (ii) consequential losses or damages consisting of speculative lost profits, lost investment or business opportunity, damage to reputation or operating losses, or (iii) punitive or treble damages; provided, however, that the exclusions set forth in clauses (ii) or (iii) above do not apply if and to the extent any such amounts are actually incurred in payment to a third party or government entity.
Measurement Date: With respect to any Collection Period, the first day of such Collection Period.
MERS: Mortgage Electronic Registration Systems, Inc., or any successor thereto.
MI: Insurance provided by private mortgage insurance companies to make payments on certain Mortgage Loans in the event that the related Mortgagor defaults in its obligation in respect of the Mortgage.
Mortgage: Each of those mortgages, deeds of trust, security deeds or deeds to secure debt creating a first lien on or an interest in real property securing a Mortgage Note and related to a Mortgage Loan.
Mortgage Loan: Each of those mortgage loans listed on the Schedule of Mortgage Loans.
Mortgage Loan Documents: With respect to each Mortgage Loan, the documents and agreements related to such Mortgage Loan required to be held by the applicable Custodian, including, without limitation, the original Mortgage Note, and any other documents or agreements evidencing and/or governing such Mortgage Loan.
Mortgage Note: With respect to any Mortgage Loan, the note or other evidence of indebtedness of the Mortgagor, thereunder, including, if applicable, an allonge and lost note affidavit.

Mortgage Servicing Rights: The rights and responsibilities of Seller with respect to servicing the Mortgage Loans under the Servicing Agreements, including any and all of the following if and to the extent provided therein: (a) all rights to service a Mortgage Loan; (b) all rights to receive servicing fees, Ancillary Income, reimbursements or indemnification for servicing the Mortgage Loan, and any payments received in respect of the foregoing and proceeds thereof; (c) the right to collect, hold and disburse escrow payments or other payments with respect to the Mortgage Loan and any amounts actually collected with respect thereto and to receive interest income on such amounts to the extent permitted by Applicable Law; (d) all accounts and other rights to payment related to any of the property described in this paragraph; (e) possession and use of any and all Credit Files pertaining to the Mortgage Loan or pertaining to the past, present or prospective servicing of the Mortgage Loan; (f) to the extent applicable, all rights and benefits relating to the direct solicitation of the related Mortgagors for refinance or modification of the Mortgage Loans and attendant right, title and interest in and to the list of such Mortgagors and data relating to their respective Mortgage Loans; and (g) all rights, powers and privileges incident to any of the foregoing.
Mortgaged Property: The Mortgagor's real property, securing repayment of a related Mortgage Note, consisting of an interest in a single parcel of real property, improved by a residential dwelling.
Mortgagor: An obligor under a residential mortgage loan.
Net Servicing Fee: As defined in the Purchase and Sale Agreement.
Non-Agency Mortgage Loans: Each of the mortgage loans for which the current excess servicing spread has been sold and assigned to MSR XII LLC or MSR XIII LLC pursuant to the applicable Sale Agreement.
Nonqualifying Income: Any amount that is treated as gross income for purposes of Section 856 of the Code and which is not Qualifying Income.
Objection Notice: The meaning given to such term in Section 3.03(c).
Opinion of Counsel: One or more written opinions, in form and substance reasonably satisfactory to the recipient, of an attorney at law admitted to practice in any state of the United States or the District of Columbia, which attorney may be counsel for Seller or Purchaser, as the case may be.
Original Agreement Date: January 6, 2013.
Original Current Excess Servicing Spread: The rights of Seller, severable from each (and all) of the other rights under the applicable Servicing Agreements, to a percentage of the Total Servicing Spread, which percentage is equal to the Original Current Excess Servicing Spread Percentage.
Original Current Excess Servicing Spread Percentage: 66.67%.

Owner: With respect to a Mortgage Loan, the owner thereof.
Owner Consent: All agreements, consents, approvals, confirmations and other items required pursuant to a Servicing Agreement to complete the sale of the Mortgage Servicing Rights (including the Total Excess Spread) to Seller.
Party or Parties: As defined in the preamble hereof.
Person: Any individual, partnership, corporation, limited liability company, limited liability partnership, business entity, joint stock company, trust, business trust, unincorporated organization, association, enterprise, joint venture, government, any department or agency of any government or any other entity of whatever nature.
Power of Attorney:    A Power of Attorney delivered by the Seller to the Purchaser authorizing the Purchaser to enforce the right to payment of the Current Excess Servicing Spread under the related Servicing Agreement solely in the event that the Seller fails to enforce such right within 30 days after receiving written notice of such failure from the Purchaser to the Seller.
Priority of Payments: The meaning given to such term in Section 3.04.
Protected REIT: Any entity that (i) has elected to be taxed as a real estate investment trust pursuant to Section 856 et seq. of the Code, (ii) owns a direct or indirect equity interest in Purchaser, and (iii) is treated for purposes of Section 856 of the Code as owning all or a portion of the assets of the Purchaser or as receiving all or a portion of the Purchaser's income.
Purchase and Sale Agreement: The Mortgage Servicing Rights Purchase and Sale Agreement, dated as of January 6, 2013, by and between Nationstar Mortgage LLC, as purchaser, and Bank of America, National Association, as seller, together with all schedules and exhibits thereto, as the same may be amended, supplemented or otherwise modified from time to time.
Purchase Price: The meaning given to such term in Section 3.01.
Purchase Price Percentage: 3.78 multiplied by the excess of (i) the Net Servicing Fee (as such Net Servicing Fees are determined in accordance with Exhibit F to the Purchase and Sale Agreement), expressed as an annualized rate on the unpaid principal balances of the related Mortgage Loans as of the Sale Date or Subsequent Sale Date, as applicable and (ii) the Base Servicing Fee Rate.
Purchased Assets: As defined in the Purchase and Sale Agreement.
Purchaser: As defined in the preamble hereof.
Purchaser Enforcement Expenses: An amount equal to the Current Excess Servicing Spread Percentage of the reasonable expenses, including legal costs and expenses, incurred in the enforcement of any rights of Seller material to the value of the Total Servicing Spread under the

Purchase and Sale Agreement and related documents, without duplication of any other such expenses paid under any other Sale Agreement, which enforcement has been approved by Purchaser (such approval not to be unreasonably withheld).
Purchaser Indemnitees: The meaning given to such term in Section 11.01(a).
Qualifying Income: Gross income that is described in Section 856(c)(2) or 856(c)(3) of the Code.
REIT Qualification Ruling: As defined in Section 11.01(b) hereof.
REIT Requirements: The requirements imposed on REITs pursuant to Sections 856 through and including 860 of the Code.
Related Escrow Accounts: Mortgage Loan escrow/impound accounts maintained by Seller relating to the Mortgage Servicing Rights, including accounts for buydown funds, real estate taxes and MI, flood and hazard insurance premiums.
Release Document: As defined in Section 11.01(b) hereof.
Remaining Expected Total Servicing Spread: The meaning given to such term in Section 3.03(c).
Repurchase Price: As defined in the Purchase and Sale Agreement.
Requirement of Law: As to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
Retained Servicing Spread: The rights of Seller, severable from each (and all) of the other rights under the applicable Servicing Agreements, to the Retained Servicing Spread Percentage of the Total Servicing Spread.
Retained Servicing Spread Percentage: 100% minus the Current Excess Servicing Spread Percentage with respect to the applicable date of determination.
Sale Agreements: This Agreement, the Current Excess Servicing Spread Acquisition Agreement for FHLMC Mortgage Loans, the Current Excess Servicing Spread Acquisition Agreement for FNMA Mortgage Loans, the Current Excess Servicing Spread Acquisition Agreement for GNMA Mortgage Loans and the Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans for MSR XIII LLC.
Sale Date: As defined in the Purchase and Sale Agreement; provided that all conditions precedent to the execution and delivery of the related Assignment Agreement shall have been satisfied or waived on such date.

Sales Proceeds: The proceeds received upon a sale (approved by the Parties) of the Total Servicing Spread (except without giving effect to clause (b) of the definition thereof), in whole or in part, including through a sale in accordance with Section 8.12.
Schedule of Mortgage Loans: The list of Mortgage Loans whose Current Excess Servicing Spread has been assigned to Purchaser pursuant to this Agreement delivered initially accordance with Section 2.04, updated in accordance with Section 3.01 and maintained as Exhibit B hereto.
Seller: As defined in the preamble hereof.
Seller Enforcement Expenses: An amount equal to the Retained Servicing Spread Percentage of the reasonable expenses, including legal costs and expenses, incurred in the enforcement of any rights of Seller material to the value of the Total Servicing Spread under the Purchase and Sale Agreement and related documents, without duplication of any other such expenses paid under any other Sale Agreement, which enforcement has been approved by Purchaser (such approval not to be unreasonably withheld).
Seller Indemnitees: The meaning given to such term in Section 11.02.
Servicing: The responsibilities, with respect to servicing the Mortgage Loans, under the Servicing Agreements.
Servicing Agreements: The servicing agreements, as amended from time to time, and any waivers, consent letters, acknowledgments and other agreements under which Seller or the Interim Servicer is the servicer of the Mortgage Loans relating to the Mortgage Servicing Rights and governing the servicing of the Mortgage Loans.
Servicing Spread Collections: For each Collection Period, the funds collected on the Mortgage Loans and allocated as the servicing compensation payable to Seller as servicer of the Mortgage Loans with respect to such Collection Period pursuant to the applicable Servicing Agreements, other than Ancillary Income and, for the avoidance of doubt, other than reimbursements received for advances and other out-of-pocket expenditures from an Owner by Seller in accordance with the Servicing Agreements.
Servicing Transfer Date: As defined in the Purchase and Sale Agreement with respect to the Mortgage Loans.
Solvent: With respect to any Person as of any date of determination, (a) the value of the assets of such Person is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as determined in accordance with GAAP, (b) such Person is able to pay all liabilities of such Person as such liabilities mature and (c) such Person does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Subsequent Sale Date: As defined in the Purchase and Sale Agreement; provided that all conditions precedent to the execution and delivery of the related Assignment Agreement shall have been satisfied or waived on such date.
Third Party Assignee: The meaning given to such term in Section 12.16.
Third Party Assignment: The meaning given to such term in Section 12.16.
Third Party Current Spread Agreement: The meaning given to such term in Section 12.16.
Third Party Claim: The meaning given to such term in Section 11.01 and Section 11.02, as applicable.
Third Party Controlled Current Spread Custodial Account: The account specified in the Current Spread Custodial Account Control Agreement and maintained by Wells Fargo Bank, National Association or another third party custodian or trustee selected by Purchaser, into which all Servicing Spread Collections and all Servicing Agreement termination payments in respect of the Mortgage Loans shall be deposited.
Total Servicing Spread: For each Collection Period on and after the Sale Date, the sum of the following: (a) the Servicing Spread Collections received during such Collection Period and remaining after payment of the Base Servicing Fee; (b) all Sales Proceeds received during such Collection Period; (c) all Repurchase Prices received during such Collection Period; and (d) all other amounts payable by an Owner to Seller with respect to the Mortgage Servicing Rights for Mortgage Loans, including any termination fees paid by the applicable Owner to Seller for terminating Seller as the servicer of any of the Mortgage Loans, but for the avoidance of doubt, excluding all Ancillary Income and reimbursements received for advances and other out-of-pocket expenditures, if any, from the applicable Owner by Seller in accordance with the Servicing Agreements.
Transaction Documents: The Purchase and Sale Agreement (including any order, bill of sale, assignment agreement or other transfer agreement related to the sale of the Mortgage Servicing Rights thereunder), the Owner Consents, the Current Spread Custodial Account Agreement, the Current Spread Custodial Account Control Agreement, the Current Spread Reserve Account Agreement, the Current Spread Reserve Account Control Agreement, the Sale Agreements and the Future Spread Agreements.
UCC: The Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.
Section 1.02    General Interpretive Principle.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)    The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)    Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c)    References herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)    A reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)    The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)    The term “include” or “including” shall mean without limitation by reason of enumeration.

ARTICLE II

PROCEDURES; ITEMS TO BE DELIVERED

Section 2.01    Sale of Current Excess Servicing Spread.

Subject to, and upon the terms and conditions of this Agreement, on the Sale Date and on each Subsequent Sale Date occurring within 90 days of the Sale Date, Seller will sell, transfer and assign to Purchaser, and Purchaser will acquire from Seller, all of Seller's right, title and interest in and to the Current Excess Servicing Spread and all proceeds thereof with respect to the related Mortgage Loans.
Subject to, and upon the terms and conditions of this Agreement, on the Amendment Date, Seller will sell, transfer and assign to Purchaser, and Purchaser will acquire from Seller, all of Seller's right, title and interest in and to the Amendment Current Excess Servicing Spread and all proceeds thereof with respect to the Mortgage Loans for which the Original Current Excess Servicing Spread has been sold by the Seller and purchased by the Purchaser prior to the Amendment Date.
Section 2.02    Grant of Security Interest.

In order to secure Seller's obligations to deliver the Current Excess Servicing Spread and perform its obligations hereunder and under the Purchase and Sale Agreement, Seller hereby Grants to Purchaser a valid and continuing first priority and perfected Lien on and security interest in all of Seller's right, title and interest in, to and under, the Third Party Controlled Current Spread Custodial Account and the Current Spread Reserve Account, together with all amounts deposited therein from time to time and all cash and non-cash proceeds thereof, in each case, whether now owned or existing, or hereafter acquired and arising (the “Collateral”).
Section 2.03    Items to be Delivered on the Original Agreement Date.
On the Original Agreement Date, each of Seller and Purchaser shall deliver or cause to be delivered duly executed copies of the following documents to which they are a party or for which they are otherwise responsible as set forth below:
(a)    The Sale Agreements and all agreements, certificates, opinions and instruments required to be delivered under each Sale Agreement on the Original Agreement Date;

(b)    The Future Spread Agreements and all agreements, certificates, opinions and instruments required to be delivered under each Future Spread Agreement on the Original Agreement Date; and

(c)    The executed Purchase and Sale Agreement.

Section 2.04    Items to be Delivered on the Sale Date, Amendment Date or Subsequent Sale Date.

(a) On the Sale Date, subject to the satisfaction of the terms and conditions herein, each of Seller and Purchaser shall deliver or cause to be delivered duly executed copies of the following documents to which they are a party or for which they are otherwise responsible:

(i)With respect to each related Mortgage Loan, either (i) an Owner Consent relating to the Servicing Agreement for such Mortgage Loan or (ii) a final order entered by the bankruptcy court providing that such Owner Consent is not required;

(ii)An Assignment Agreement with respect to the Sale Date;

(iii)All agreements, certificates, opinions and instruments required to be delivered under each Sale Agreement and Future Spread Agreement on the Sale Date;

(iv)All agreements, certificates, opinions and instruments required to be delivered under the executed Purchase and Sale Agreement reasonably related to the transactions contemplated hereunder that are required to be delivered on the Sale Date;

(v)The executed Current Spread Custodial Account Agreement;

(vi)The executed Current Spread Custodial Account Control Agreement;

(vii)The executed Current Spread Reserve Account Agreement;

(viii)The executed Current Spread Reserve Account Control Agreement;

(ix)An Opinion of Counsel of Seller reasonably acceptable to Purchaser regarding due authorization, authority, and enforceability of the applicable Transaction Documents to which Seller is a party, and regarding no conflicts with other material Seller agreements;

(x)An Opinion of Counsel of Seller, reasonably acceptable to Purchaser, regarding the characterization of the transfer of the Current Excess Servicing Spread from Seller to Purchaser as a true sale for bankruptcy or receivership purposes, as applicable;

(xi)An Opinion of Counsel of Seller, reasonably acceptable to Purchaser, regarding the perfection of the assignment of Current Excess Servicing Spread to Purchaser and the security interests granted hereunder;

(xii)A certificate of good standing of Seller dated as of a date within five (5) Business Days prior to the Sale Date to be delivered by Seller;

(xiii)A secretary’s certificate of Seller attaching its organizational documents, board resolutions and incumbency certificates;

(xiv)An officer’s certificate of Seller that all conditions precedent to the purchase of the Mortgage Servicing Rights under the Purchase and Sale Agreement have been satisfied (or if waived, such waiver has been approved by Purchaser);

(xv)A duly executed corporate certificate of Seller required by Section 9.07 dated as of the Sale Date;

(xvi)A duly executed corporate certificate of Purchaser required by Section 10.05 dated as of the Sale Date;

(xvii)A certificate of good standing of Purchaser, dated as of a date within five (5) Business Days prior to the Sale Date to be delivered by Purchaser; and

(xviii)A UCC-1 financing statement relating to the security interest of Purchaser in the Current Excess Servicing Spread, the Third Party Controlled Current Spread Custodial Account and the Current Spread Reserve Account, in form and substance reasonably acceptable to Purchaser.

(b)On the Sale Date, subject to the satisfaction of the terms and conditions herein, Seller shall provide Purchaser with copies of the following:

(i)Any amendments, modifications or restatements of the Purchase and Sale Agreement;

(ii)Each bill of sale, assignment agreement or other transfer agreement pursuant to which Bank of America will transfer the Mortgage Servicing Rights to Seller;

(iii)The executed Power of Attorney; and

(iv)A preliminary Schedule of Mortgage Loans containing information with respect to the Mortgage Loans anticipated to be included in this Agreement on the Sale Date as of November 30, 2012.

(c)On each Subsequent Sale Date, subject to the satisfaction of the terms and conditions herein, each of Seller and Purchaser shall deliver or cause to be delivered duly executed copies of the following documents to which they are a party or for which they are otherwise responsible:

(i)With respect to each related Mortgage Loan, either (i) an Owner Consent relating to the Servicing Agreement for such Mortgage Loan or (ii) a final order entered by the bankruptcy court providing that such Owner Consent is not required;

(ii)Each bill of sale, assignment agreement or other transfer agreement pursuant to which Bank of America will transfer the Mortgage Servicing Rights to Seller pursuant to the Purchase and Sale Agreement; and

(iii)An Assignment Agreement with respect to such Subsequent Sale Date;

(iv)A preliminary Schedule of Mortgage Loans containing information with respect to the Mortgage Loans anticipated to be included in this Agreement on the Subsequent Sale Date.

(d)On the Amendment Date, subject to the satisfaction of the terms and conditions herein, each of Seller and Purchaser shall deliver or cause to be delivered duly executed copies of the following documents to which they are a party or for which they are otherwise responsible:

(i)An Opinion of Counsel of Seller reasonably acceptable to Purchaser regarding due authorization, authority, and enforceability of the applicable Transaction Documents to which Seller is a party, and regarding no conflicts with other material Seller agreements;

(ii)An Opinion of Counsel of Seller, reasonably acceptable to Purchaser, regarding the characterization of the transfer of the Current Excess Servicing Spread from Seller to Purchaser as a true sale for bankruptcy or receivership purposes, as applicable;

(iii)An Opinion of Counsel of Seller, reasonably acceptable to Purchaser, regarding the perfection of the assignment of Current Excess Servicing Spread to Purchaser and the security interests granted hereunder;

(iv)An officer’s certificate of Seller that all conditions precedent to the purchase of the Mortgage Servicing Rights under the Purchase and Sale Agreement have been satisfied (or if waived, such waiver has been approved by Purchaser);

(v)A duly executed corporate certificate of Seller required by Section 9.07 dated as of the Amendment Date;

(vi)A duly executed corporate certificate of Purchaser required by Section 10.05 dated as of the Amendment Date;

(vii)An Assignment Agreement with respect to such Amendment; and

(viii)A preliminary Schedule of Mortgage Loans containing information with respect to the Mortgage Loans anticipated to be included in this Agreement on the Amendment Date.

Section 2.05    Sale Date, Amendment Date and Subsequent Sale Date Transactions.

On the Sale Date and each Subsequent Sale Date, subject to the satisfaction of the terms and conditions herein:
(a)    The Parties shall execute and deliver the Assignment Agreement;

(b)    Purchaser shall remit to Seller the Purchase Price; and

(c)    Ownership of the Current Excess Servicing Spread shall be transferred to Purchaser.
ARTICLE I
ARTICLE III

PAYMENTS AND DISTRIBUTIONS

Section 3.01    Purchase Price.

On the first Business Day following the Original Agreement Date, Purchaser shall pay Seller an amount (the “Deposit”) equal to the product of (i) $6,943,463 and (ii) the Original Current Excess Servicing Spread Percentage, without any of the adjustments provided in the Purchase and Sale Agreement for such calculation, as an earnest money deposit. MSR XII LLC shall act as Purchaser for the Sale Date and for any Subsequent Sale Dates occurring within 90 days following the Sale Date with respect to purchases of current excess servicing spread relating to any Non-Agency Mortgage Loan pursuant to the Purchase and Sale Agreement. For avoidance of doubt, the purchaser for any Subsequent Sale Date occurring after 90 days following the Sale Date will be MSR XIII LLC and not MSR XII LLC, and any related current excess servicing spread shall be sold pursuant to the Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans for MSR XIII LLC and not this Agreement, and MSR XII LLC shall not acquire any interest in such current excess servicing spread.
In full consideration for the purchase of the Original Current Excess Servicing Spread and the rights under the Future Spread Agreement for Non-Agency Mortgage Loans, and upon the terms and conditions of this Agreement, Purchaser shall pay to Seller an amount (the “Base Purchase Price”) equal to the product of (x) the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date, (y) the Purchase Price Percentage and (z) the Original Current Excess Servicing Spread Percentage. The Base Purchase Price shall be allocated by the Parties on the Sale Date to reflect the consideration for the purchase of the Original Current Excess Servicing Spread hereunder (the “Purchase Price”) and the consideration for the rights acquired by Purchaser under the Future Spread Agreement for Non-Agency Mortgage Loans.
The Base Purchase Price shall be payable by the Purchaser to the Seller as follows: (a) the Deposit shall be payable on the first Business Day following the Original Agreement Date, (b) 50% of the estimated Base Purchase Price net of the portion of the Deposit with respect to the applicable Servicing Agreements shall be payable on the Sale Date or the Subsequent Sale Date, as applicable and (c) the portion of the Base Purchase Price with respect to the Mortgage Servicing Rights transferred on such Servicing Transfer Date that has not been paid to Seller by Purchaser as of such date, including with respect to Mortgage Loans that have prepaid between either (x) the Sale Date or Subsequent Sale Date, as applicable, and the initial applicable Servicing Transfer Date or (y) two Servicing Transfer Dates pertaining to the same Mortgage Servicing Rights, plus interest thereon at the Federal Funds Rate for the period from the Sale

Date or Subsequent Sale Date, as applicable, to such Servicing Transfer Date or between such Servicing Transfer Dates, shall be payable on the Servicing Transfer Date.
In full consideration for the purchase of the Amendment Current Excess Servicing Spread, and upon the terms and conditions of this Agreement, Purchaser shall pay to Seller an amount (the “Amendment Base Purchase Price”) equal to the product of (x) the aggregate outstanding principal balance of the Mortgage Loans as of the Amendment Cut-Off Date, (y) the Amendment Purchase Price Percentage and (z) the Amendment Current Excess Servicing Spread Percentage. The Amendment Base Purchase Price shall be allocated by the Parties to reflect the consideration for the purchase of the Amendment Current Excess Servicing Spread hereunder (the “Amendment Purchase Price”) and the consideration for the rights acquired by Purchaser under the amendment to the Future Spread Agreement for Non-Agency Mortgage Loans executed on the Amendment Date, which such price shall be paid as follows: (1) on the Amendment Date, $24,741,984.37, and (2) no later than the fifteenth (15th) Business Day after the Amendment Date, $3,141,984.36.
With respect to any Mortgage Loan with respect to which the Base Purchase Price for the related Current Excess Servicing Spread has been paid in full, the Purchaser shall pay the Seller the related Amendment Base Purchase Price on the Amendment Date. With respect to any Mortgage Loan with respect to which the Base Purchase Price for the related Current Excess Servicing Spread has not been paid in full, the Purchaser shall pay the Seller the corresponding portion of the Amendment Base Purchase Price on each date on which all or any portion of the Base Purchase Price for the related Current Excess Servicing Spread is payable in accordance with the second preceding paragraph.
The Seller shall deliver the Schedule of Mortgage Loans no later ten (10) Business Days after the Sale Date and any Subsequent Sale Date, as applicable. In the event there is an adjustment and reconciliation of the Seller’s purchase price pursuant to the terms of Section 3.01(d) of the Purchase and Sale Agreement, the Base Purchase Price and the Amendment Base Purchase Price shall be subject to a corresponding adjustment and any adjustment amounts (including interest) shall be paid by Purchaser or the Seller, as applicable, to the other party within ten (10) Business Days from receipt of satisfactory written verification of amounts due.
In the event the sale of the Current Excess Servicing Spreads related to any Servicing Agreement is delayed to a Subsequent Sale Date with respect to which MSR XII LLC is the Purchaser in accordance with the terms of the Purchase and Sale Agreement and this Agreement, the Base Purchase Price, Amendment Base Purchase Price, Purchase Price and Amendment Purchase Price to be paid hereunder related to the Current Excess Servicing Spreads to be sold on such Subsequent Sale Date shall be paid on such Subsequent Sale Date, in accordance with the preceding provisions of this Section 3.01 as if such Subsequent Sale Date were the Sale Date thereunder, net of the portion of the earnest money deposit set forth in the first paragraph of Section 3.01 with respect to the applicable Servicing Agreements.
On the Amendment Date, Seller shall pay Purchaser an adjustment to the Amendment Purchase Price equal to the Amendment Purchase Price Rebate Amount. The Parties shall treat any payment of the Amendment Purchase Price Rebate Amount pursuant to this Agreement as an adjustment to the Amendment Purchase Price for all purposes.
Section 3.02    Payments by Purchaser.

(a)    Payments shall be made by Purchaser to Seller by wire transfer of immediately available funds to an account designated by Seller.

(b)    If, subsequent to the payment of the Purchase Price, Amendment Purchase Price or the payment of any amounts due hereunder to either party, the outstanding principal balance of any Mortgage Loan is found to be in error, or if for any reason the Purchase Price, Amendment Purchase Price or such other amounts is found to be in error, the party benefiting from the error shall pay an amount sufficient to correct and reconcile the Purchase Price, Amendment Purchase Price or such other amounts and shall provide a reconciliation statement and other such documentation to reasonably satisfy the other party concerning the accuracy of such reconciliation. Such amounts shall be paid by the proper party within ten (10) Business Days from receipt of satisfactory written verification of amounts due.

Section 3.03    Accounts.

(a)    Lockbox Account. Seller shall inform the Mortgagors of Mortgage Loans to remit their mortgage payments due on or after the Servicing Transfer Date to the Lockbox Account. All amounts on deposit in the Lockbox Account will be maintained and applied in accordance with the Servicing Agreement. Payments of all Servicing Spread Collections received on and after the Servicing Transfer Date shall be transferred from the Lockbox Account to the Third Party Controlled Current Spread Custodial Account within one Business Day of receipt and identification thereof and in any event, within two Business Days of receipt thereof. If Seller receives any Servicing Spread Collections not remitted to the Lockbox Account, it shall hold such funds in trust for the benefit of the Purchaser and deposit such amounts to the Third Party Controlled Current Spread Account within two Business Days of receipt thereof. Any deferred servicing fees purchased by the Seller with respect to the Mortgage Loans under the Purchase and Sale Agreement shall only be retained by Seller after all Servicing Spread Collections with respect to the applicable Mortgage Loan for the related Collection Period (and any unpaid Servicing Spread Collections from prior Collection Periods) have been remitted to the Third Party Controlled Current Spread Custodial Account.

(b)    Third Party Controlled Current Spread Custodial Account.

(i)The Third Party Controlled Current Spread Custodial Account will be established with Wells Fargo Bank, National Association or with such other third party custodian or trustee selected by Purchaser, for the sole purpose of receiving and disbursing all Servicing Spread Collections, Servicing Agreement termination payments with respect to the Mortgage Loans, Sales Proceeds and Repurchase Prices. The Third Party

Controlled Current Spread Custodial Account will be established pursuant to the Current Spread Custodial Account Control Agreement with respect to which Purchaser is an Entitlement Holder with Control. So long as permitted by the Current Spread Custodial Account Control Agreement, Seller may direct the disposition of funds in the Third Party Controlled Current Spread Custodial Account strictly in accordance with the Priority of Payments. Upon any material breach of a representation, warranty or covenant by Seller hereunder or during the occurrence and continuance of a Current Spread Reserve Account Deposit Event, Purchaser may elect to exercise Control over the Third Party Controlled Current Spread Custodial Account. Seller agrees to take all actions reasonably necessary, including the filing of appropriate financing statements, to protect Purchaser's interest in the Third Party Controlled Current Spread Custodial Account.

(ii)Seller shall inform each Owner to remit the applicable portion of any Servicing Agreement termination payments payable after the Sale Date or Subsequent Sale Date, as applicable, directly to the Third Party Controlled Current Spread Custodial Account. Any termination payment to be directed to the Third Party Controlled Current Spread Custodial Account shall be equal to the pro rata amount by which the Mortgage Loans affected by such termination bear to all mortgage loans of Seller affected by such termination, based upon the method in which such termination payments are calculated in accordance with the applicable Servicing Agreement.

(iii)Seller shall direct each payer of Sales Proceeds to remit such payments directly to the Third Party Controlled Current Spread Custodial Account.

(iv)Seller shall direct Bank of America to remit (i) Servicing Spread Collections received by it prior to the Servicing Transfer Date and (ii) any Repurchase Price under the Purchase and Sale Agreement, directly to the Third Party Controlled Current Spread Custodial Account.

(v)If Seller receives any amounts required to be deposited into the Third Party Controlled Current Spread Custodial Account in error, Seller shall promptly remit such funds to the Third Party Controlled Current Spread Custodial Account.

(c)    Current Spread Reserve Account. The Current Spread Reserve Account will be established with Wells Fargo Bank, National Association or with such other third party custodian or trustee selected by Purchaser. The Current Spread Reserve Account will be established pursuant to the Current Spread Reserve Account Control Agreement with respect to which Purchaser is an Entitlement Holder with Control. So long as permitted by the Current Spread Reserve Account Control Agreement, Seller may direct the disposition of funds in the Current Spread Reserve Account strictly in accordance with Section 3.05. Seller agrees to take all actions reasonably necessary, including the filing of appropriate financing statements, to protect Purchaser's interest in the Current Spread Reserve Account.

If at any time Seller's Consolidated Tangible Net Worth falls below the sum of (x) $250,000,000 and (y) 50% of the proceeds from any issuance of equity on or after the date hereof by Seller, Nationstar Mortgage Holdings Inc. or any of Seller's consolidated subsidiaries or if Seller (considered together with its consolidated subsidiaries) defaults in any indebtedness in excess of $10,000,000 (individually or in the aggregate) (each, a “Current Spread Reserve Account Deposit Event”), Seller shall immediately notify Purchaser in writing that a Current Spread Reserve Account Deposit Event has occurred. On each Distribution Date upon which a Current Spread Reserve Account Deposit Event has occurred and is continuing, Seller shall be required to transfer funds in the Third Party Controlled Current Spread Custodial Account to the Current Spread Reserve Account in accordance with the Priority of Payments until the amount of funds in the Current Spread Reserve Account is equal to the Current Spread Reserve Account Required Amount. The “Current Spread Reserve Account Required Amount” is equal to 25% of the fair market value as of the date the Current Spread Reserve Account Deposit Event that is then-continuing first occurred of the Total Servicing Spread expected to be paid over the expected remaining life of the Mortgage Loans (the “Remaining Expected Total Servicing Spread”) determined in accordance with the following paragraph. Seller shall immediately notify Purchaser in writing if a Current Spread Reserve Account Deposit Event is no longer continuing. Any funds in the Current Spread Reserve Account in excess of the Current Spread Reserve Account Required Amount shall be released to Seller.
For purposes of determining the fair market value of the Remaining Expected Total Servicing Spread, Purchaser shall submit its claim for determination of the fair market value of the Remaining Expected Total Servicing Spread, together with such back-up information it deems appropriate to justify such fair market value (which value shall be considered the fair market value of the Remaining Expected Total Servicing Spread for purposes of calculating the Current Spread Reserve Account Required Amount until the final determination of such fair market value in accordance with this paragraph). Within five (5) Business Days of Seller's receipt of such determination, Seller shall notify Purchaser in writing of its acceptance or any objection to such determination of such fair market value, and if Seller objects to such determination, such notice shall include its own determination of such fair market value and any back-up information as it deems appropriate to justify such fair market value (an “Objection Notice”). In the event an Objection Notice is delivered, the parties shall negotiate in good faith a resolution to such objection. In the event that Seller and Purchaser are unable to resolve such objection within five (5) Business Days of the delivery of such Objection Notice, Seller and Purchaser shall appoint a mutually acceptable nationally recognized valuation expert to determine such fair market value of the Remaining Expected Total Servicing Spread. The determination of such valuation expert shall be binding on Seller and Purchaser and the fees of such valuation expert shall be borne by Seller.
Section 3.04    Priority of Payments.

On each Business Day, subject to the terms and conditions of the Current Spread Custodial Account Control Agreement, Seller (or, after the delivery of an access termination notice pursuant to the Current Spread Custodial Account Control Agreement, Purchaser) shall direct the Bank to apply the monies in the Third Party Controlled Current Spread Custodial Account in the following order of priority (the “Priority of Payments”), in every case, after giving effect to each prior item in the Priority of Payments on such Distribution Date:
(a)    first, from amounts in the Third Party Controlled Current Spread Custodial Account attributable to Servicing Agreement termination payments made by an Owner with respect to any Mortgage Loans, pro rata, (A) the Current Excess Servicing Spread Percentage of such termination payments to Purchaser, and (B) the Retained Servicing Spread Percentage of such termination payments to Seller; provided, that (I) prior to the distribution to Purchaser of any termination payments pursuant to clause (A), such termination payments shall be applied first, to the payment to Seller of any Purchaser Enforcement Expenses then due and payable and then, to the payment of any indemnity payments then due and payable, to a Seller Indemnitee pursuant to Section 11.02, and (II) prior to the distribution to Seller of any termination payments pursuant to clause (B), such termination payments shall be applied first, to the payment of any Seller Enforcement Expenses then due and payable, second, to the payment of any indemnity payments then due and payable to a Purchaser Indemnitee pursuant to Section 11.01 and third, for deposit to the Current Spread Reserve Account to the extent necessary to cause the amount of funds on deposit in the Current Spread Reserve Account to equal the Current Spread Reserve Account Required Amount;

(b)    second, on any Business Day from and including the first Business Day of a calendar month to but excluding the Distribution Date in such calendar month, at the option of Seller, the Base Servicing Fee payable with respect to a prior Collection Period for the Mortgage Loans to Seller; provided however, that, to the extent that (i) the Seller is not permitted or is otherwise unable to advance servicing fees relating to the Total Servicing Spread with respect to the Mortgage Loans serviced under the related Servicing Agreement, (ii) the related Servicing Agreement does not permit payment of servicing fees from general collections, and (iii) the related Servicing Agreement does not allocate liquidation proceeds to servicing fees first, payments from monies in the Third Party Controlled Current Spread Custodial Account relating to the affected Mortgage Loans shall be made pursuant to clause (d) below prior to this clause (b);

(c)    third, on each Distribution Date, to the extent not previously paid to Seller in accordance with Section 3.04(b), any accrued and unpaid Base Servicing Fee to Seller; provided however, that, to the extent that (i) the Seller is not permitted or is otherwise unable to advance servicing fees relating to the Total Servicing Spread with respect to the Mortgage Loans serviced under the related Servicing Agreement, (ii) the related Servicing Agreement does not permit payment of servicing fees from general collections, and (iii) the related Servicing Agreement does not allocate liquidation proceeds to servicing fees first, payments from monies in the Third Party Controlled Current Spread Custodial Account relating to the affected Mortgage Loans shall be made pursuant to clause (d) below prior to this clause (c);

(d)    fourth, on each Distribution Date, pro rata, (A) to Purchaser, any Current Excess Servicing Spread for the prior Collection Period (other than the portion thereof consisting of termination payments paid pursuant to Section 3.04(a)); and (B) to Seller, any Retained Servicing Spread for the prior Collection Period (other than the portion thereof consisting of termination payments paid pursuant to Section 3.04(a)); provided, that (I) prior to the distribution to Purchaser of any Current Excess Servicing Spread pursuant to clause (A), the Current Excess Servicing Spread shall be applied first, to the payment to Seller of any Purchaser Enforcement Expenses then due and payable and then, to the payment of any indemnity payments then due and payable to a Seller Indemnitee pursuant to Section 11.02, and (II) prior to the distribution to Seller of any Retained Servicing Spread pursuant to clause (B), the Retained Servicing Spread shall be applied first, to the payment of any Seller Enforcement Expenses then due and payable, second, to the payment of any indemnity payments then due and payable to a Purchaser Indemnitee pursuant to Section 11.01 and third, for deposit to the Current Spread Reserve Account to the extent necessary to cause the amount of funds on deposit in the Current Spread Reserve Account to equal the Current Spread Reserve Account Required Amount; and

(e)    fifth, on each Distribution Date, to Seller, any other amounts remaining on deposit in the Third Party Controlled Current Spread Custodial Account.

All payments to Purchaser or Seller shall be made by wire transfer of immediately available federal funds to an account designated by Purchaser or Seller, as applicable.
Section 3.05    Withdrawals from the Current Spread Reserve Account.

On any Business Day, at the instruction of Purchaser, Seller shall direct the Bank to apply funds in the Current Spread Reserve Account, if any, to the payment of indemnity payments payable to a Purchaser Indemnitee pursuant to Section 11.01. If on any Business Day a Current Spread Reserve Account Deposit Event is not then continuing and all outstanding indemnity payments payable to Purchaser Indemnitees have been paid in full, Seller may direct the Bank to distribute any remaining funds in the Current Spread Reserve Account to, or as directed by, Seller. If there are any funds remaining in the Current Spread Reserve Account after the Current Excess Servicing Spread and all indemnity payments payable to Purchaser Indemnitees have been paid in full, Seller shall direct the Bank to distribute such remaining funds to, or as directed by, Seller.
Section 3.06    Payment to Seller of Base Servicing Fee.

Seller shall be entitled to payment of the Base Servicing Fee only to the extent funds are available therefor in the Third Party Controlled Current Spread Custodial Account in accordance with the Priority of Payments. Under no circumstances shall Purchaser be liable to Seller for payment of the Base Servicing Fee. In the event servicing of the Mortgage Loans is transferred to sub-servicers for any reason, the servicing fees and expenses of such sub-servicers shall be paid by Seller and in no event will the amount of Servicing Spread Collections or termination payments otherwise allocable to the Current Excess Servicing Spread be reduced due to the payment of sub-servicing fees and expenses.

Section 3.07    Intent and Characterization.

(a)    Seller and Purchaser intend that the sale of the Current Excess Servicing Spread pursuant to this Agreement constitutes a valid sale of such Current Excess Servicing Spread from Seller to Purchaser, conveying good title thereto free and clear of any Lien, and that the beneficial interest in and title to the Current Excess Servicing Spread not be part of Seller's estate in the event of the bankruptcy of Seller. Seller and Purchaser intend and agree to treat the transfer and assignment of the Current Excess Servicing Spread as an absolute sale for tax purposes, and as an absolute and complete conveyance of title for property law purposes. Except for financial accounting purposes, neither party intends the transactions contemplated hereby to be characterized as a loan from Purchaser to Seller.

(b)    In the event (but only in the event) that the conveyance of the Current Excess Servicing Spread is characterized by a court or governmental authority as security for a loan rather than a sale, Seller will be deemed to have granted to Purchaser, and Seller hereby grants to Purchaser, a security interest in all of its right, title and interest in, to and under the Current Excess Servicing Spread and all proceeds thereof as security for a loan in an amount equal to the Purchase Price.

ARTICLE IV

[RESERVED]

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as of the Original Agreement Date, the Amendment Date, the Sale Date and as of each Subsequent Sale Date (or as of the date specified below, as applicable):
Section 5.01    Due Organization and Good Standing.

Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is qualified to transact business in each jurisdiction in which such qualification is deemed necessary to service the Mortgage Loans. Seller has, in full force and effect (without notice of possible suspension, revocation or impairment), all required permits, approvals, licenses, and registrations to conduct all activities in all states in which its activities with respect to the Mortgage Loans or the Mortgage Servicing Rights require it to be licensed, registered or approved in order to service the Mortgage Loans and own the Mortgage Servicing Rights, unless the failure to obtain such permits, approvals, licenses and registrations would not reasonably be expected to have a material adverse effect on Seller's ability to perform its obligations under this Agreement or the other Transaction Documents to which it is a party.

Section 5.02    Authority and Capacity.

Seller has all requisite limited liability company power, authority and capacity to enter into this Agreement and each other Transaction Document to which it is a party and to perform the obligations required of it hereunder and thereunder. The execution and delivery of this Agreement and each other Transaction Document to which Seller is a party and the consummation of the transactions contemplated hereby and thereby have each been duly and validly authorized by all necessary corporate action. This Agreement constitutes, and each other applicable Transaction Document to which Seller is a party constitutes or will constitute, a valid and legally binding agreement of Seller enforceable in accordance with its terms, and no offset, counterclaim or defense exists to the full performance by Seller of this Agreement or such other Transaction Document, except as the same may be limited by bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and by general equity principles.
Section 5.03    Title to the Mortgage Servicing Rights; Owner Consents

(a)    As of the Sale Date or Subsequent Sale Date, as applicable, Seller will be the lawful owner of the Mortgage Servicing Rights, will be responsible for the maintenance of the Related Escrow Accounts, and will have the sole right and authority to transfer the Current Excess Servicing Spread as contemplated hereby. The transfer, assignment and delivery of the Current Excess Servicing Spread shall be free and clear of any and all claims, charges, defenses, offsets, Liens and encumbrances of any kind or nature whatsoever.

(b)    As of the Sale Date or Subsequent Sale Date, as applicable, Seller has obtained all Owner Consents or, with respect to any Servicing Agreement relating to the Mortgage Loans for which an Owner Consent has not been obtained, a final order entered by the bankruptcy court providing that such Owner Consent is not required.

Section 5.04    Effective Agreements.

The execution, delivery and performance of this Agreement and each other Transaction Document that has been executed by Seller, compliance with the terms hereof and thereof and the consummation of the transactions contemplated hereby and thereby did not, and will not, violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under its certificate of formation or limited liability company agreement, any instrument or agreement to which it is a party or by which it is bound or which affects the Current Excess Servicing Spread, or any state or federal law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it or to the Current Excess Servicing Spread.
Section 5.05    No Accrued Liabilities.

There are no accrued liabilities of Seller with respect to the Mortgage Loans or the Mortgage Servicing Rights or circumstances under which such accrued liabilities will arise against Purchaser as purchaser of the Current Excess Servicing Spread.
Section 5.06    Seller/Servicer Standing.

Seller is qualified to act as servicer under, and meets all eligibility criteria required by, each applicable Servicing Agreement, and has adequate resources to complete the transactions contemplated hereby on the conditions stated herein.   No event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with any such requirements or which would require notification to the applicable Owner. Furthermore, if at any time prior to the termination of this Agreement, the Seller is unable to comply with any eligibility requirements under any Servicing Agreement, it shall immediately notify the Purchaser.
Section 5.07    MERS Membership.

Seller is a member in good standing under the MERS system.
Section 5.08    Owner Set-off Rights.

Seller has no actual notice, including any notice received from an Owner, or any reason to believe, that, other than in the normal course of Seller's business, any circumstances exist that would result in Seller being liable to an Owner for any amount due by reason of: (i) any breach of servicing obligations or breach of mortgage selling warranty to such Owner under servicing agreements relating to Seller’s entire servicing portfolio for such Owner (including any unmet mortgage repurchase obligation), (ii) any unperformed obligation with respect to mortgage loans that Seller is servicing for such Owner under the regular servicing option or other mortgages subject to recourse agreements, (iii) any loss or damage to such Owner by reason of any inability to transfer to a purchaser of the servicing rights Seller’s selling and servicing representations, warranties and obligations, or (iv) any other unmet obligations to such Owner under a servicing contract relating to Seller's entire servicing portfolio with such Owner.
Section 5.09    Ability to Perform; Solvency.

Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Seller is Solvent and the sale of the Current Excess Servicing Spread will not cause Seller to become insolvent. The sale of the Current Excess Servicing Spread is not undertaken to hinder, delay or defraud any of the creditors of Seller. The consideration received by Seller upon the sale of the Current Excess Servicing Spread constitutes fair consideration and reasonably equivalent value therefor.

Section 5.10    Material Documents.

Seller has provided Purchaser with executed copies of all material agreements and documents, and any amendments thereto, relating to Seller's acquisition of the Mortgage Servicing Rights and the servicing of the Mortgage Loans.
Section 5.11    Obligations with Respect to Origination.

Seller shall remain liable for all obligations with respect to the origination of each Mortgage Loan and, if applicable, for all obligations with respect to the sale of such Mortgage Loan to the applicable Owner.
Section 5.12    No Actions

There have not been commenced or, to the best of Seller’s knowledge, threatened any action, suit or proceeding which will likely materially and adversely affect the consummation of the transactions contemplated by any Transaction Document.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES AS TO MORTGAGE
LOANS AND SERVICING

As further inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser, as of the Original Agreement Date, the Amendment Date, the Sale Date and each Subsequent Sale Date (or as of the date specified below, as applicable):
Section 6.01    Servicing Agreements; Applicable Laws.

The originator of the Mortgage Loan and each prior owner of the Mortgage Servicing Rights has each performed its obligations in all material respects in accordance with the terms of the related Mortgage Note, Mortgage, Servicing Agreements and Applicable Law.
Section 6.02    Related Escrow Accounts.

All Related Escrow Accounts are being, and have been, maintained in accordance with Applicable Law and in accordance with the Servicing Agreements and the terms of the related Mortgages and other Mortgage Loan documents; and, except as to payments which are past due under Mortgage Notes, all balances required by the Mortgages or other Mortgage Loan Documents to be paid to Seller for the account of the Mortgagors are on deposit in the appropriate Related Escrow Account.
Section 6.03    Accuracy of Servicing Information.The information in the Data Tape dated as of November 30, 2012 is true and correct in all material respects as of the date specified therein; provided that if there is no date specified in the Data Tape, as of November 30, 2012.

Section 6.04    No Purchaser Responsibility.

Purchaser shall have no responsibility, liability or other obligation whatsoever under any Servicing Agreement or with respect to any Mortgage Loan, or to make any advance thereunder, or to pay any servicing fees.
Section 6.05    Location of Credit Files.

All of the Mortgage Loan Documents are or upon delivery by Bank of America will be held by Custodians, or if held by the Seller, in the locations specified in Exhibit E, unless temporarily removed for enforcement purposes in the normal course of servicing. Seller will notify Purchaser in writing of any changes in locations of the Mortgage Loan Documents held by the Seller in Exhibit E.
Section 6.06    Representations Concerning the Current Excess Servicing Spread.

(a)    Seller has not assigned, pledged, conveyed, or encumbered the Current Excess Servicing Spread to any other Person and immediately prior to the sale of the Current Excess Servicing Spread on the Sale Date, Amendment Date or Subsequent Sale Date, as applicable, Seller was the sole owner of the Current Excess Servicing Spread and had good and marketable title thereto, free and clear of all Liens, and no Person, other than Purchaser, has any Lien on, or ownership of, the Current Excess Servicing Spread. No security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Current Excess Servicing Spread which has been signed by Seller or which Seller has authorized any other Person to sign or file or record, is on file or of record with any public office, except such as may have been terminated or filed by or on behalf of Purchaser.

(b)    The sale and grant of a security interest by Seller to Purchaser of and on the Current Excess Servicing Spread does not and will not violate any Requirement of Law, the effect of which violation is to render void or voidable such assignment.

(c)    As contemplated under Section 3.07(b), upon the filing of financing statements on Form UCC-1 naming Purchaser as “Secured Party” and Seller as “Debtor”, and describing the Current Excess Servicing Spread, in the jurisdictions and recording offices listed on Exhibit I attached hereto, the sale and security interests granted hereunder in the Current Excess Servicing Spread will constitute perfected first priority security interests under the UCC in all right, title and interest of Purchaser in, to and under the Current Excess Servicing Spread.

(d)    Purchaser has and will continue to have the full right, power and authority to pledge the Current Excess Servicing Spread, and the Current Excess Servicing Spread may be further assigned without any requirement.

(e)    Each Servicing Agreement constitutes an Eligible Servicing Agreement.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF PURCHASER
As an inducement to Seller to enter into this Agreement, Purchaser represents and warrants to Purchaser as of the Original Agreement Date, the Amendment Date, the Sale Date and each Subsequent Sale Date (or as of the date specified below, as applicable):
Section 7.01    Due Organization and Good Standing.

Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is qualified to transact business in each jurisdiction in which such qualification is deemed necessary.
Section 7.02    Authority and Capacity.

Purchaser has all requisite limited liability company power, authority and capacity to enter into this Agreement and each other Transaction Document to which it is a party and to perform the obligations required of it hereunder and thereunder. The execution and delivery of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have each been duly and validly authorized by all necessary limited liability company action. This Agreement constitutes, and each other applicable Transaction Document to which Purchaser is a party constitutes or will constitute, a valid and legally binding agreement of Purchaser enforceable in accordance with its terms, and no offset, counterclaim or defense exists to the full performance by Purchaser of this Agreement or such other Transaction Document, except as the same may be limited by bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights generally and by general equity principles.
Section 7.03    Effective Agreements.

The execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party by Purchaser, its compliance with the terms hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under its certificate of formation or limited liability company agreement, any instrument or agreement to which it is a party or by which it is bound, or any state or federal law, rule or regulation or any judicial or administrative decree, order, ruling or regulation applicable to it, in each case which violation, conflict, breach or requirement would reasonably be expected to have a material adverse effect on Purchaser's ability to perform its obligations under this Agreement and any other Transaction Document to which it is a party.
Section 7.04    Sophisticated Investor.

Purchaser is a sophisticated investor and its decision to acquire the Current Excess Servicing Spread is based upon Purchaser's own independent experience, knowledge, due diligence and evaluation of this transaction. Purchaser has relied solely on such experience, knowledge, due diligence and evaluation and has not relied on any oral or written information provided by Seller other than the representations and warranties made by Seller herein.
Section 7.05    No Actions

There shall not have been commenced or, to the best of Purchaser's knowledge, threatened any action, suit or proceeding against the Purchaser that will likely materially and adversely affect the consummation of the transactions contemplated hereby.

ARTICLE VIII

SELLER COVENANTS

Seller covenants and agrees as follows:
Section 8.01    Servicing Obligations.

(a)    Seller shall (or, prior to the Servicing Transfer Date, shall cause the Interim Servicer to,) pay, perform and discharge all liabilities and obligations relating to the Servicing, including all liabilities and obligations under the Mortgage Loan Documents, Applicable Law and the Servicing Agreements; and shall pay, perform and discharge all the rights, obligations and duties with respect to the Related Escrow Accounts as required by the Servicing Agreements, the Mortgage Loan Documents, all Applicable Law and in accordance with the Purchase and Sale Agreement.

(b)    Under no circumstances shall Purchaser be responsible for the Servicing acts and omissions of Seller or any other servicer or any originator of the Mortgage Loans, or for any servicing related obligations or liabilities of any servicer in the Servicing Agreements or of any Person under the Mortgage Loan Documents, or for any other obligations or liabilities of Seller or Bank of America.

(c)    Any deferred servicing fees purchased by the Seller with respect to the Mortgage Loans under the Purchase and Sale Agreement shall only be retained by Seller after all Servicing Spread Collections with respect to the applicable Mortgage Loan for the related Collection Period (and any unpaid Servicing Spread Collections from prior Collection Periods) have been remitted to the Third Party Controlled Current Spread Custodial Account.

(d)    Subject to a nonrecoverability determination made pursuant to the related Servicing Agreement, the Seller shall advance the full amount of principal and interest on delinquent Mortgage Loans for each Collection Period, including the related servicing fee.

(e)    Upon termination of any Servicing Agreement, Seller shall remain liable to Purchaser and the applicable Owner for all liabilities and obligations incurred by the servicer or its designee while Seller or its designee was acting as the servicer thereunder.

(f)    Seller shall conduct quality control reviews of its servicing operations in accordance with industry standards.

Section 8.02    Cooperation; Further Assurances.

Seller shall cooperate with and assist Purchaser, as reasonably requested, in carrying out the purposes of this Agreement. Seller will cooperate and assist Purchaser, as reasonably requested and at the reasonable expense of Purchaser (except as otherwise provided in Section 12.01), in obtaining consents from any Owner as may be required or advisable to assign, transfer, deliver, hypothecate, pledge, subdivide, finance or otherwise deal with the Current Excess Servicing Spread. If Seller is terminated under any Servicing Agreement, Seller shall cooperate fully and at its own expense in transferring such Servicing. If Purchaser assigns all or any portion of the Current Excess Servicing Spread or its other rights under this Agreement to a Third Party Assignee, Seller will cooperate and assist any Third Party Assignee in drafting and entering into a Third Party Current Spread Agreement in accordance with Section 12.16.
Section 8.03    Financing Statements.

Seller hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as Purchaser may determine, in its sole discretion, are necessary or advisable to perfect the sale of the Current Excess Servicing Spread and the security interests granted to Purchaser in connection herewith. Seller agrees to execute financing statements in form reasonably acceptable to Purchaser and Seller at the request of Purchaser in order to reflect Purchaser's interest in the Current Excess Servicing Spread, the Third Party Controlled Current Spread Custodial Account and the Current Spread Reserve Account.
Section 8.04    Supplemental Information.

From time to time after the Sale Date or the Subsequent Sale Date, as applicable, Seller promptly shall furnish Purchaser such incidental information, which is reasonably available to Seller, supplemental to the information contained in the documents and schedules delivered pursuant to this Agreement, as may reasonably be requested to monitor performance of the Mortgage Loans and the payment of the Current Excess Servicing Spread.
Section 8.05    Access to Information.

From time to time, at such times as are reasonably convenient to Seller, Purchaser or its designees may conduct audits or visit and inspect (a) any of the Mortgage Loans or places where the Credit Files are located, to examine the Credit Files, internal controls and procedures maintained by Seller and its agents, and take copies and extracts therefrom, and to discuss Seller’s affairs with its officers, employees and, upon notice to Seller, independent accountants. Seller hereby authorizes such officers, employees and independent accountants to discuss with Purchaser the affairs of Seller and (b) the Seller’s servicing facilities for the purpose of satisfying the Purchaser that Seller, has the ability to service the Mortgage Loans related to Mortgage Servicing Rights in accordance with the standards set forth in the applicable Servicing Agreement. Any audit provided for herein will be conducted in accordance with Seller’s rules respecting safety and security on its premises, in accordance with applicable privacy and confidentiality laws and without materially disrupting operations.
Section 8.06    Home Affordable Modification Program.

With respect to any Mortgage Loans that have been modified or that are or will be in a modification trial period as part of the U.S. Department of the Treasury's Home Affordable Modification Program (“HAMP”) (such Mortgage Loans, the “HAMP Loans”), Seller represents and warrants that it will continue to service such HAMP Loan in accordance with the HAMP terms and will ensure the timely compliance and filing of any appropriate HAMP documentation with the applicable regulator.
Section 8.07    Distribution Date Data Tapes and Reports.

Seller shall deliver the following to Purchaser two Business Days prior to each Distribution Date:
(a)    An Electronic Data File in form and substance acceptable to Purchaser containing, for each Mortgage Loan, principal, interest and Servicing Spread Collections, and delinquency status (i.e. 30, 60, 90, FCL, REO) as of the last day of the prior Collection Period;

(b)    A Summary Activity Report with respect to the Mortgage Loans with respect to the prior Collection Period containing:

(i)    aggregate beginning principal balance as of the first and last date of the Collection Period,

(ii)    aggregate regular principal collected,

(iii)    aggregate noncash principal,

(iv)    aggregate interest collected,

(v)    aggregate liquidation principal,

(vi)    aggregate curtailments,

(vii)    liquidations,

(viii)    short sales,

(ix)    (1) for each Mortgage Loan, the principal balance, the applicable servicing spread, the final maturity date, the mortgage interest rate, the loan-to-value ratio and the FICO score, and (2) for each Mortgage Loan that was refinanced by a lender other than Seller or an affiliate thereof, to the extent such information is known to Seller in the ordinary course of business and the collection and delivery of such information does not impose any additional and undue burden on Seller, the name of such lender and the mortgage interest rate of the newly originated residential mortgage loan;

(c)    A Delinquency Report with respect to the Mortgage Loans containing:

(i)    The aggregate outstanding principal balance of the Mortgage Loans and percentages of the aggregate outstanding principal balance of the Mortgage Loans in each of the following categories as of the last day of the prior Collection Period:
(1)Current Mortgage Loans,

(2)0-29 days delinquent,

(3)30-59 days delinquent,

(4)60-89 days delinquent,

(5)90 days or more delinquent,

(6)Mortgage Loans in Foreclosure,

(7)Mortgage Loans with respect to which the related Mortgaged Properties have become real estate owned properties, and

(8)Mortgage Loans in which the Mortgagor is in bankruptcy;

(ii)    For each of the above categories, a roll report showing the migration of Mortgage Loans in such category from the last day of the second prior Collection Period;

(d)    A Disbursement Report for such Distribution Date containing:

(i)    The Servicing Spread Collections for the prior Collection Period,

(ii)    The Base Servicing Fee paid to Seller,

(iii)    The amount of the Current Excess Servicing Spread paid to Purchaser,

(iv)    The amount of funds, if any, transferred to the Current Spread Reserve Account,

(v)    The amount of Purchaser Indemnitees, if any, paid from each of the Third Party Controlled Current Spread Custodial Account or the Current Spread Reserve Account, and

(vi)    The amount of funds paid to Seller from the Current Spread Reserve Account.

Section 8.08    Financial Statements and Officer’s Certificates.

(a)    If Seller's financial statements are not filed with the U.S. Securities and Exchange Commission and are not publicly available, Seller shall deliver to Purchaser copies of Seller's most recent audited quarterly financial statements within 45 days of the end of each of Seller's fiscal quarters and its most recent audited annual financial statements within 90 days of the end of each of Seller's fiscal years.

(b)    Within 45 days of the end of each of Seller’s fiscal quarters, Seller shall deliver to Purchaser a certificate from a duly authorized officer of Seller certifying (i) whether or not Seller has a Consolidated Tangible Net Worth of at least the sum of (x) $250,000,000 and (y) 50% of the proceeds from any issuance of equity on or after the date hereof by Seller, Nationstar Mortgage Holdings Inc. or any of Seller’s consolidated subsidiaries (and shall provide a calculation of its determination of its Consolidated Tangible Net Worth) and (ii) whether or not Seller (considered together with its consolidated subsidiaries) is in default in any indebtedness in excess of $10,000,000 (individually or in the aggregate).

Section 8.09    Monthly Management Calls.

Within five Business Days after each Distribution Date, Seller shall make its management team and other appropriate officers and employees available to Purchaser to discuss by telephone the performance of the Mortgage Loans and the performance of the parties under the Transaction Documents.
Section 8.10    Timely Payment of Owner Obligations.

Seller shall pay all of its obligations to the Owners in a timely manner so as to avoid exercise of any right of set-off by any Owner against Seller.
Section 8.11    Servicing Agreements.

After the Serving Transfer Date, Seller will service the Mortgage Loans in accordance with Accepted Servicing Practices and will perform its obligations in all material respects in accordance with the Servicing Agreements and Applicable Law. In particular, after the Servicing Transfer Date, Seller shall comply with any advancing obligation under the Servicing Agreements. Without the express written consent of Purchaser (which consent may be withheld in its absolute discretion), Seller shall not (a) cancel, terminate or amend any Mortgage Servicing Rights, (b) expressly provide any required consent to any termination, amendment or modification of any Servicing Agreements either verbally or in writing, (c) expressly provide any required consent to any termination, amendment or modification of any other servicing agreements or enter into any other agreement or arrangement with any Owner that may be reasonably material to Purchaser either verbally or in writing or (d) take any other action in connection with any such Servicing Agreement that would impair in any material respect the value of the interests or rights of the Purchaser hereunder. Seller shall conduct its business and perform its obligations under the Servicing Agreements in a manner such that no Owner will have cause to terminate any Servicing Agreement. Notwithstanding the foregoing, in no event will the prohibitions contained in this Section 8.11 apply to any amendments or modifications of the Servicing Agreements applicable to Mortgage Loans owned by Seller which do not affect the Current Excess Servicing Spread with respect to such Mortgage Loans and are not reasonably material to the Purchaser.
The Seller shall monitor the obligations of the Interim Servicer to service and administer the Mortgage Loans in accordance with the terms of the Servicing Agreement.
Section 8.12    Transfer of Mortgage Servicing Rights.

If Seller intends to assign, transfer or sell any of its Mortgage Servicing Rights to a replacement servicer, to the extent permitted by applicable law, (a) Seller shall consult with Purchaser and Purchaser shall participate in the assignment, transfer and sale of such Mortgage Servicing Rights, and (b) Seller shall obtain the written consent of Purchaser, granted by the Purchaser in its sole discretion, prior to any assignment, transfer or sale thereof.
Section 8.13    Consents to Transaction Documents.
Seller shall not terminate, amend, amend and restate, modify or waive any conditions or provisions of any Transaction Document without the express written consent of Purchaser, which consent shall not be unreasonably withheld, delayed or conditioned.
Section 8.14    Accounts.

Seller shall inform the Mortgagors of Mortgage Loans at its own expense to remit their mortgage payments to the Lockbox Account, and any change in such instructions shall only be permitted with the express written consent of Purchaser.
Section 8.15    Notification of Certain Events.

Seller shall promptly notify Purchaser of any event which, with the passage of time, could reasonably be expected to result in a termination of any servicing agreement between Seller and any Owner. Seller shall provide Purchaser with copies of any notices from any Owner of any breach, potential breach, default or potential default by Seller under any servicing agreement between Seller and such Owner, and with copies of any notices from any Owner of any termination, potential termination or threatened termination of any servicing agreement entered into between Seller and such Owner. Seller shall promptly forward copies of any material notices received from any Owner or from any Governmental Authority with respect to the Mortgage Loans. Seller shall provide Purchaser with (a) copies of all amendments to the Transaction Documents, the Servicing Agreements and the agreements relating to Seller's acquisition of the Mortgage Servicing Rights, and (b) copies of any other agreements Seller enters into with any Owner that may be reasonably material to Purchaser, in each case, promptly after execution thereof.
Section 8.16    Financing; Pledge of Current Excess Servicing Spread.

Seller shall not pledge, obtain Seller financing for, or otherwise permit any Lien of any creditor of Seller to exist on, any portion of the Servicing Spread Collections without the prior written consent of Purchaser. Seller's financial statements shall contain footnotes indicating that the Current Excess Servicing Spread has been sold, and Seller does not maintain any ownership interest therein.
Section 8.17    Existence, etc.

Seller shall:
(a)    preserve and maintain its legal existence, good standing and all of its material licenses required to service the Mortgage Loans;

(b)    comply with the requirements of all Applicable Laws, rules, regulations and orders of Governmental Authorities (including, truth in lending and real estate settlement procedures) if failure to comply with such requirements could be reasonably likely (either individually or in the aggregate) to have a material adverse effect on its ability to perform its obligations hereunder or under any other Transaction Document;

(c)    keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, and maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties, all contingencies, and all other reserves;

(d)    not move its chief executive office or chief operating office from the addresses referred to in Exhibit I unless it shall have provided Purchaser not less than thirty (30) days prior written notice of such change;

(e)    pay and discharge all material taxes, assessments and governmental charges or levies imposed on it or its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained. Seller and its subsidiaries shall file on a timely basis all federal, and material state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it;

(f)    keep in full force and effect the provisions of its charter documents, by-laws, operating agreements or similar organizational documents in each case to the extent reasonably necessary to perform its obligations hereunder or under any other Transaction Documents;

(g)    keep in full force and effect all agreements and instruments by which it or any of its properties may be bound and all applicable decrees, orders and judgments, in each case to the extent reasonably necessary to perform its obligations hereunder or under any other Transaction Document; and

(h)    comply with its obligations under the Transaction Documents to which it is a party.

Section 8.18    Consent to Sub-Servicing.

Subject to the rights of the Owners, and except as contemplated under the Purchase and Sale Agreement with respect to transition services hereunder, Seller will not permit any Person other than Seller to service or sub-service the Mortgage Loans without the prior written consent of Purchaser, in each case other than (i) the Interim Servicer (prior to the Servicing Transfer Date) and (ii) third-party vendors customarily employed by servicers in the ordinary course of business in accordance with prudent mortgage servicing practices.
Section 8.19    Nonpetition Covenant.

Seller shall not, prior to the date that is one year and one day after the payment in full of the Current Excess Servicing Spread, petition or otherwise invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against Purchaser under any insolvency law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of Purchaser.
Section 8.20    Data Tape; Schedule of Mortgage Loans.

The information in the Data Tape delivered to Purchaser on the Sale Date or the Subsequent Sale Date, as applicable, will be true and correct in all material respects as of the date specified. Seller shall maintain the Schedule of Mortgage Loans, which shall be updated as of the Sale Date or the Subsequent Sale Date, as applicable. The information in the Schedule of Mortgage Loans pertaining to the Mortgage Loans and the Mortgage Servicing Rights will be true and correct in all material respects as of the date specified.
Section 8.21    Insurance.

The Seller shall maintain (a) general liability insurance, (b) errors and omission insurance or blanket bond coverage and (c) fidelity bond insurance, in each case, from reputable companies with coverage in amounts customarily maintained by such similarly situated entities in the same jurisdiction and industry as the Seller.
Section 8.22    Defense of Title.

The Seller warrants and will defend the right, title and interest of the Purchaser in and to the Current Excess Servicing Spread against all adverse claims and demands.
Section 8.23    Refinancing of Mortgage Loans.

Each agreement or arrangement that Seller enters into to purchase Mortgage Servicing Rights shall be entered into on an arm’s length contractual basis in the ordinary course of business and shall have market terms applicable for the type of Mortgage Servicing Rights to be acquired thereby. Seller shall not enter into any agreement or arrangement with a third party intended to encourage the refinancing of any Mortgage Loan by any Person other than Seller.

ARTICLE IX

CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

The obligations of Purchaser under this Agreement and under the Assignment Agreement are subject to the satisfaction of the following conditions as of the Sale Date, the Amendment Date or as of each Subsequent Sale Date, as applicable:
Section 9.01    Correctness of Representations and Warranties.

The representations and warranties made by Seller in this Agreement and each other Transaction Document to which Seller is a party to be made on or prior to the Sale Date, the Amendment Date or the Subsequent Sale Date, as applicable, are true and correct in all material respects; provided however, that, if the representations and warranties made in Sections 5.03(b) and 6.06(e) hereof with respect to any Servicing Agreement are not true and correct in all material respects on the Sale Date or the Subsequent Sale Date, as applicable, unless otherwise agreed in writing by Purchaser, (a) the Current Excess Servicing Spread for the Mortgage Loans relating to the affected Servicing Agreements shall not be sold to Purchaser and (b) such

Servicing Agreements shall be removed from the definition of Servicing Agreements. In the event that the representations and warranties made in Sections 5.03(b) and 6.03(e) hereof are not true and correct in all material respects on the Sale Date or the Subsequent Sale Date, as applicable, with respect to a Servicing Agreement (a) unless the Purchaser elects to waive the failure of such representations and warranties with respect to any such Servicing Agreement and purchase the related Current Excess Servicing Spread, Seller shall have no further obligations to Purchaser with respect to such Servicing Agreement or the related Mortgage Loans and (b) the failure of such representations and warranties to be true and correct in all material respects on the Sale Date or the Subsequent Sale Date, as applicable, with respect to a Servicing Agreement or any number of Servicing Agreements shall not be considered a failure of the condition precedent contained in this Section 9.01 for the consummation of the transactions contemplated hereby with respect to those Servicing Agreements that do satisfy this condition.
Section 9.02    Compliance with Conditions.

All of the terms, covenants, conditions and obligations of this Agreement and each other Transaction Document required to be complied with and performed by Seller and Bank of America on or prior to the Sale Date, the Amendment Date or the Subsequent Sale Date, as applicable, shall have been duly complied with and performed in all material respects.
Section 9.03    Corporate Resolution.

Receipt by the Purchaser of a certified copy of the Seller's corporate resolution approving the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, together with such other certificates of incumbency and other evidences of corporate authority as Purchaser or its counsel may reasonably request.
Section 9.04    No Material Adverse Change.

From the Original Agreement Date, there shall not have been any change to Seller's financial or operating condition, or in the Mortgage Servicing Rights, the Mortgage Loans or the Related Escrow Accounts that in each case will likely have a material adverse effect the consummation of the transactions contemplated hereby or the Current Excess Servicing Spread.

Section 9.05    Consents.

Seller shall have obtained all consents, approvals or other requirements of third parties required for the consummation of the transactions contemplated by the Transaction Documents that are to be obtained on or prior to the Sale Date or the Subsequent Sale Date, as applicable. No consents are required for the sale of the Current Excess Servicing Spread from Seller to Purchaser. All actions of all Governmental Authorities required to consummate the transactions contemplated by the Transaction Documents and the documents related thereto shall have been obtained or made.

Section 9.06    Delivery of Transaction Documents.

Seller shall have delivered to the Purchaser copies of each executed Transaction Document that is to be entered into on or prior to such date and each of the items required to be delivered pursuant to Section 2.04 hereof.
Section 9.07    Certificate of Seller.

Seller shall have provided Purchaser a certificate, substantially in the form attached hereto as Exhibit C, signed by an authorized officer of Seller dated as of such date, applicable to the transactions contemplated by this Agreement, to the effect that: (a) each of Seller's representations and warranties made in this Agreement and each other Transaction Document to which Seller is a party is true and correct in all material respects as of such date; (b) all of the terms, covenants, conditions and obligations of this Agreement and each other Transaction Document to which Seller is a party that are required to be complied with and performed by Seller at or prior to the Sale Date, the Amendment Date or the Subsequent Sale Date, as applicable, have been duly complied with and performed in all material respects; (c) the conditions set forth in Section 9.04 and Section 9.05 have been satisfied; and (d) as of the Sale Date, the Amendment Date or the Subsequent Sale Date, as applicable, Seller has a Consolidated Tangible Net Worth of at least the sum of (x) $250,000,000 and (y) 50% of the proceeds from any issuance of equity on or after the date hereof by Seller, Nationstar Mortgage Holdings Inc. or any of Seller’s consolidated subsidiaries, and the Seller (considered together with the Seller’s consolidated subsidiaries) is not in default in any indebtedness in excess of $10,000,000 (individually or in the aggregate).
Section 9.08    Valuation.

Purchaser shall have received an opinion reasonably satisfactory to Purchaser that the Base Servicing Fee of the Mortgage Loans and the Purchase Price of the Current Excess Servicing Spread is fair and reasonable.
Section 9.09    Opinions of Counsel.

Seller's counsel shall have delivered the Opinions of Counsel required pursuant to Section 2.04(a)(ix), Section 2.04(a)(x) and Section 2.04(a)(xi).
Section 9.10    Acquisition of Mortgage Servicing Rights by Seller.

Seller shall have acquired the Mortgage Servicing Rights and the other Purchased Assets from Bank of America pursuant to the Purchase and Sale Agreement as of the Sale Date or the Subsequent Sale Date, as applicable.
Section 9.11    Good Standing Certificate of Seller

Seller shall have provided Purchaser a certificate of good standing of Seller, dated as of a date within five (5) Business Days prior to the Sale Date or the Subsequent Sale Date, as applicable.
Section 9.12    No Actions or Proceedings.

No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation of, or to invalidate, any of the transactions contemplated by this Agreement and the documents related hereto in any material respect.
Section 9.13    Fees, Costs and Expenses.

The fees, costs and expenses payable by the Seller on or prior to the Sale Date or the Subsequent Sale Date, as applicable pursuant to Section 12.01 hereof and any other Transaction Document shall have been paid.

ARTICLE X

CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

The obligations of Seller under this Agreement are subject to the satisfaction of the following conditions as of the Sale Date, the Amendment Date or the Subsequent Sale Date, as applicable:
Section 10.01    Correctness of Representations and Warranties.

The representations and warranties made by Purchaser in this Agreement to be made on or prior to the Original Agreement Date, Sale Date, the Amendment Date or the Subsequent Sale Date, as applicable, are true and correct in all material respects as of the date thereof.
Section 10.02    Compliance with Conditions.

All of the terms, conditions, covenants and obligations of this Agreement required to be complied with and performed by Purchaser on or prior to the Sale Date, the Amendment Date or the Subsequent Sale Date, as applicable, shall have been duly complied with and performed in all material respects as of the date thereof.
Section 10.03    Corporate Resolution.

As of the date hereof, Seller shall have received from Purchaser a certified copy of its corporate resolution approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, together with such other certificates of incumbency and other evidences of corporate authority as Seller or its counsel may reasonably request.

Section 10.04    No Material Adverse Change.

Since the Original Agreement Date, there shall not have been any change to Purchaser's financial condition that will likely materially and adversely affect the consummation of the transactions contemplated hereby.
Section 10.05    Certificate of Purchaser.

Purchaser shall have provided Seller a certificate, substantially in the form attached hereto as Exhibit D, signed by an authorized officer of Purchaser dated as of such date, applicable to the transactions contemplated by this Agreement, to the effect that: (a) each of Purchaser's representations and warranties made in this Agreement is true and correct in all material respects as of such date; (b) all of the terms, covenants, conditions and obligations of this Agreement required to be complied with and performed by Purchaser at or prior to the Sale Date, the Amendment Date or the Subsequent Sale Date, as applicable, have been duly complied with and performed in all material respects; and (c) the condition set forth in Section 10.04 has been satisfied.
Section 10.06    Good Standing Certificate of Purchaser.

Purchaser shall have provided Seller a certificate of good standing of Purchaser, dated as of a date within five (5) Business Days prior to the Sale Date, the Amendment Date or the Subsequent Sale Date, as applicable.

ARTICLE XI

INDEMNIFICATION; CURE

Section 11.01    Indemnification by Seller.

(a)    Seller shall indemnify, defend and hold Purchaser, its affiliates and its and their respective directors, managers, officers, employees, agents, representatives and advisors (the “Purchaser Indemnitees”) harmless from and shall reimburse the applicable Purchaser Indemnitee for any Losses suffered or incurred by any Purchaser Indemnitee after the Sale Date or the Subsequent Sale Date, as applicable, which result from:

(i)    Any material breach of a representation or warranty by Seller, or non-fulfillment of any covenant or obligation of Seller, contained in this Agreement or the Assignment Agreement;

(ii)    Any servicing act or omission of any prior servicer relating to any Mortgage Loan and any act or omission of any party related to the origination of any Mortgage Loan;

(iii)    Any act, error or omission of Seller in servicing any of the Mortgage Loans, including improper action or failure to act when required to do so;

(iv)    Any exercise of any rights of setoff or other netting arrangements by any Owner against Seller that results in a decrease in Servicing Agreements termination payments due to Seller with respect to the Mortgage Loans from such Owner or in a shortfall of funds to pay the Current Excess Servicing Spread;

(v)    Any breach by Seller of the Purchase and Sale Agreement; and

(vi)    Litigation, proceedings, governmental investigations, orders, injunctions or decrees resulting from any of the items described in Section 11.01(a)(i) - (v) above;
provided, however, that the applicable Purchaser Indemnitee has taken all commercially reasonable and appropriate actions to mitigate any such losses, damages, deficiencies, claims, causes of action or expenses as reasonably requested by Seller, which such failure of mitigation shall not relieve Seller of its indemnification obligations in this Section 11.01 but may affect the amount of such obligation; and further provided, that any Losses incurred by the Purchaser Indemnitee pursuant to any attempt to mitigate any such losses, damages, deficiencies, claims, causes of action or expenses shall be reimbursed by Seller as part of its indemnification obligations in this Section 11.01. Purchaser shall notify Seller promptly after receiving written notice of the assertion of any litigation, proceedings, governmental investigations, orders, injunctions, decrees or any third party claims subject to indemnification under this Agreement (each, a “Third Party Claim”). Upon receipt of such notice of a Third Party Claim, Seller shall have the right to assume the defense of such Third Party Claim using counsel of its choice reasonably satisfactory to the applicable Purchaser Indemnitee, but may not enter into any settlement without the prior written consent of the applicable Purchaser Indemnitee, which shall not be unreasonably withheld. A Purchaser Indemnitee shall have the right to select separate counsel and to otherwise separately defend itself at its own expense but shall not consent to the entry of a judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Seller, which consent shall not be unreasonably withheld. Any exercise of such rights by a Purchaser Indemnitee shall not relieve Seller of its obligations and liabilities under this Section 11.01 or any other provision of this Agreement. With respect to any Third Party Claim subject to indemnification under this Agreement, the applicable Purchaser Indemnitee shall be required to cooperate in good faith with Seller to ensure the proper and adequate defense of such Third-Party Claim. For the avoidance of doubt, Seller's obligations for Purchaser Indemnitees shall not be limited to funds available in the Third Party Controlled Current Spread Custodial Account or the Current Spread Reserve Account.

(b)    REIT Requirements. Notwithstanding anything in Section 11.01(a) above, in the event that counsel or independent accountants for the Protected REIT determine that there exists a material risk that any amounts due to Purchaser under ARTICLE XI hereof would be treated as Nonqualifying Income upon the payment of such amounts to Purchaser, the amount paid to Purchaser pursuant to this Agreement in any tax year shall not exceed the maximum amount that can be paid to Purchaser in such year without causing the Protected REIT to fail to meet the REIT Requirements for such year, determined as if the payment of such amount were Nonqualifying Income as determined by such counsel or independent accountants to the Protected REIT. If the amount payable for any tax year under the preceding sentence is less than the amount which Seller would otherwise be obligated to pay to Purchaser pursuant to ARTICLE XI of this Agreement (the “Expense Amount”), then: (1) Seller shall place the Expense Amount into an escrow account (the “Expense Escrow Account”) using an escrow agent and agreement reasonably acceptable to Purchaser and shall not release any portion thereof to Purchaser, and Purchaser shall not be entitled to any such amount, unless and until Purchaser delivers to Seller, at the sole option of the Protected REIT, (i) an opinion (an “Expense Amount Tax Opinion”) of the Protected REIT’s tax counsel to the effect that such amount, if and to the extent paid, would not constitute Nonqualifying Income, (ii) a letter (an “Expense Amount Accountant’s Letter”) from the Protected REIT’s independent accountants indicating the maximum amount that can be paid at that time to Purchaser without causing the Protected REIT to fail to meet the REIT Requirements for any relevant taxable year, or (iii) a private letter ruling issued by the IRS to the Protected REIT indicating that the receipt of any Expense Amount hereunder will not cause the Protected REIT to fail to satisfy the REIT Requirements (a “REIT Qualification Ruling” and, collectively with an Expense Amount Tax Opinion and an Expense Amount Accountant’s Letter, a “Release Document”); and (2) pending the delivery of a Release Document by Purchaser to Seller, Purchaser shall have the right, but not the obligation, to borrow the Expense Amount from the Escrow Account pursuant to a loan agreement (an “Indemnity Loan Agreement”) reasonably acceptable to Purchaser that (i) requires Seller to lend Purchaser immediately available cash proceeds in an amount equal to the Expense Amount (an “Indemnity Loan”), and (ii) provides for (A) a commercially reasonable interest rate and commercially reasonable covenants, taking into account the credit standing and profile of Purchaser or any guarantor of Purchaser, including the Protected REIT, at the time of such Loan, and (B) a 15 year maturity with no periodic amortization.

Section 11.02    Indemnification by Purchaser.

Purchaser shall indemnify, defend and hold Seller, its affiliates and its and their respective directors, managers, officers, employees, agents, representatives and advisors (the “Seller Indemnitees”) harmless from and shall reimburse the applicable Seller Indemnitee for any Losses suffered or incurred by any Seller Indemnitee which result from:
(a)    Any material breach of a representation or warranty by Purchaser, or non-fulfillment of any covenant or obligation of Purchaser contained in this Agreement; and

(b)    Litigation, proceedings, governmental investigations, orders, injunctions or decrees, the basis for which occurred after the Original Agreement Date, resulting from any of the items described in Section 11.02(a) above;

provided, however, that the applicable Seller Indemnitee has taken all commercially reasonable and appropriate actions to mitigate any such losses, damages, deficiencies, claims, causes of action or expenses as reasonably requested by Purchaser, which such failure of mitigation shall not relieve Purchaser of its indemnification obligations in this Section 11.02 but may affect the amount of such obligation; and further provided, that any Losses incurred by the Seller Indemnitee pursuant to any attempt to mitigate any such losses, damages, deficiencies, claims, causes of action or expenses shall be reimbursed by Purchaser as part of its indemnification obligations in this Section 11.02. Seller shall notify Purchaser promptly after receiving written notice of the assertion of any litigation, proceedings, governmental investigations, orders, injunctions, decrees or any third party claims subject to indemnification under this Agreement (each, a “Third Party Claim”). Upon receipt of such notice of a Third Party Claim, Purchaser shall have the right to assume the defense of such Third Party Claim using counsel of its choice reasonably satisfactory to the applicable Seller Indemnitee, but may not enter into any settlement without the prior written consent of Purchaser, which shall not be unreasonably withheld. A Seller Indemnitee shall have the right to select separate counsel and to otherwise separately defend itself but shall not consent to the entry of a judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Any exercise of such rights by a Seller Indemnitee shall not relieve Purchaser of its obligations and liabilities under this Section 11.02 or any other provision of this Agreement. With respect to any Third Party Claim subject to indemnification under this Agreement, the applicable Seller Indemnitee shall be required to cooperate in good faith with Purchaser to ensure the proper and adequate defense of such Third-Party Claim.
Section 11.03    Award of Damages.

(a)
(i)In the event that an award of damages or other payment is received by a Party or a designee of a Party as a result of a claim, judgment, settlement or arbitration (including payment pursuant to a guaranty of Bank of America by any other Person) of a legal dispute that occurs either on or after the execution of the Purchase and Sale Agreement in connection with the enforcement of the Purchase and Sale Agreement in the event of a breach by Bank of America of any representations and warranties or covenants where such breach had an adverse impact on the value of the Total Servicing Spread, the Current Excess Servicing Spread Percentage of that award shall be distributed to Purchaser or its designee and the remainder of that award shall be distributed to Seller or its designee

(ii)In the event that an award of damages or other payment is received by a Party or a designee of a Party as a result of a claim,

judgment, settlement or arbitration (including payment pursuant to a guaranty of Bank of America by any other Person) of a legal dispute that occurs either on or after the execution of the Purchase and Sale Agreement in connection with the enforcement of the Purchase and Sale Agreement in the event of a breach by Bank of America of any representations and warranties or covenants where such breach did not have an adverse impact on the value of the Total Servicing Spread, the entirety of the award shall be distributed to Seller or its designee.

(b)In the event that a Party or designee of a Party receives an award pursuant to Sections 11.03(a)(i) or (ii) and some or all of that amount is to be distributed to the other Party or a designee of the other Party pursuant to Sections 11.03(a)(i) or (ii), the Party or the Party's designee in possession of the applicable amount shall promptly notify the other Party or the other Party's designee as to the award's existence and request that the other Party or other Party's designee, as applicable, designate an account to which the amount shall be remitted. Once the necessary account information has been provided by the appropriate Party or designee of a Party, the applicable amount shall be remitted by wire transfer of immediately available federal funds to the account so designated.

(c)Two Business Days prior to each Distribution Date, the Seller shall, provide Purchaser with a monthly report of all claims and legal disputes made or pending with Bank of America during the prior month, including the amounts of any claims made or resolved during such month.

Section 11.04    Other Rights

The Seller hereby acknowledges that, in addition to its rights under this Agreement, the Purchaser is entitled to exercise its rights under the related Owner Consent.

ARTICLE XII

MISCELLANEOUS

Section 12.01    Costs and Expenses.
Except as otherwise provided herein, Purchaser and Seller shall share the expenses incurred by Seller and Purchaser or their respective affiliates in connection with the transactions contemplated hereby, with the expense allocation percentage to be mutually agreed upon by the Parties.
Section 12.02    Confidentiality.

Each Party understands that in connection with this transaction, it has been furnished and will be furnished Non-Public Personal Information and/or Personally Identifiable Financial Information (as those terms are defined in Sections 573.3(n) and (o) of the Office of Thrift Supervision Regulations on Privacy of Consumer Information published at 12 C.F.R. Chapter V implementing Title V of the Gramm-Leach-Bliley Act), and other information regarding the policies and plans of the other Party and its affiliates that is and has been designated as confidential and proprietary, and each Party agrees that it will maintain the confidentiality of such information and will not disclose it to others (except for its affiliates and its and their respective directors, managers, officers, employees, financing sources, agents, representatives and advisors), or use it except in connection with the proposed acquisition contemplated by this Agreement, without the prior written consent of the Party furnishing such information. Information which is generally known in the industry concerning a Party or among such Party's creditors generally or which has been disclosed to the other Party by third parties who have a right to do so shall not be deemed confidential or proprietary information for these purposes. If Purchaser, any of its affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any information supplied to it in connection with the transactions contemplated hereby, Purchaser agrees to provide Seller with prompt notice of such request(s) so that Seller may seek an appropriate protective order and/or waive Purchaser's compliance with the terms of this Section 12.02. If Seller, any of its affiliates or any officer, director, employee or agent of any of the foregoing is at any time requested or required to disclose any information supplied to it in connection with the transactions contemplated hereby, Seller agrees to provide Purchaser with prompt notice of such request(s) so that Purchaser may seek an appropriate protective order and/or waive Seller's compliance with the terms of this Section 12.02. Notwithstanding the terms of this Section 12.02, if, in the absence of a protective order or the receipt of a waiver hereunder, Purchaser or Seller is nonetheless, in the opinion of its counsel, compelled to disclose information concerning the other Party to any tribunal or else stand liable for contempt or suffer other censure or penalty, Purchaser or Seller may disclose such information to such tribunal without liability hereunder. If the proposed acquisition is not consummated, each Party agrees to promptly return to the other, promptly upon request, all confidential materials, and all copies thereof, which have been furnished to it in connection with the transactions contemplated hereby. For the avoidance of doubt, either Party may provide its shareholders and creditors with a general description of this Agreement and any related transactions, and, subject to the provisions of this Section 12.02, information obtained from the reports provided by Seller pursuant to Section 8.07.
Section 12.03    Broker's Fees.

Each party hereto represents and warrants to the other that it has made no agreement to pay any finder's, agent's, broker's or originator's fee arising out of or in connection with the subject matter of this Agreement. In the event Purchaser has entered or enters into an agreement to pay any finder's, agent's, broker's, advisor's or originator's fee arising out of or in connection with the subject matter of this Agreement, Purchaser shall be solely responsible for all such fees. The parties hereto shall indemnify and hold each other harmless from and against any such obligation or liability and any expense incurred in investigating or defending (including reasonable attorneys' fees) any claim based upon the other party's actions in connection with such obligation.

Section 12.04    Relationship of Parties.

The Parties intend that the transactions contemplated in the Transaction Documents constitute arms-length transactions among third parties. Nothing contained in the Transaction Documents will establish any fiduciary, partnership, joint venture or similar relationship between or among the Parties except to the extent otherwise expressly stated therein.
Section 12.05    Survival of Representations and Warranties.

Each party hereto covenants and agrees that the representations and warran-ties in this Agreement, and in any document delivered or to be delivered pursuant hereto, shall survive the Original Agreement Date.
Section 12.06    Notices.

All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid or by prepaid overnight delivery service:
(d)If to Purchaser, to:
Fortress Investment Group LLC
1345 Avenue of the Americas
New York, NY 10105
Attn: Brian Sigman
Chief Financial Officer
(212) 479-5343

(e)If to Seller, to:
Nationstar Mortgage LLC
350 Highland Drive
Lewisville, Texas 75067
Attn: Amar Patel

or to such other address as Purchaser or Seller shall have specified in writing to the other.

Section 12.07    Waivers.

Either Purchaser or Seller may, by written notice to the other:
(a)    Extend the time for the performance of any of the obligations or other transactions of the other; and

(b)    Waive compliance with or performance of any of the terms, conditions, covenants or obligations required to be complied with or performed by the other here-under.

The waiver by Purchaser or Seller of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.
Section 12.08    Entire Agreement; Amendment.

This Agreement and the related Transaction Documents constitute the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all prior agreements with respect thereto. This Agreement may be amended only in a written instrument signed by both Seller and Purchaser.
Section 12.09    Binding Effect.

This Agreement shall inure to the benefit of and be binding upon the Parties and their successors and assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Parties and their successors and assigns, any rights, obligations, remedies or liabilities.
Section 12.10    Headings.

Headings on the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.
Section 12.11    Applicable Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law. This Agreement shall constitute a security agreement under the laws of the State of New York. In addition to any other rights available under this Agreement or otherwise available at law or in equity but subject to the terms hereof, Purchaser shall have all rights and remedies of a secured party with respect to the Collateral under the laws of the State of New York and under any other applicable law to enforce the assignments and security interests contained herein and, in addition, shall have the right, subject to compliance with any mandatory requirements of applicable law and the terms of this Agreement, to sell or apply any rights and other interests with respect to the Collateral assigned or pledged hereby in accordance with the terms hereof at public and private sale in accordance with the terms of this Agreement. The parties agree to waive trial by jury in the event of any dispute under this Agreement.
Section 12.12    Incorporation of Exhibits.

The Exhibits attached hereto shall be incorporated herein and shall be understood to be a part hereof as though included in the body of this Agreement.
Section 12.13    Counterparts.

This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.
Section 12.14    Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the rights of the parties hereto.
Section 12.15    Public Announcement.

No public release or statement concerning the subject matter of this Agreement shall be made by either party without the express written consent and approval of the other party, except as required by law or stock exchange rule, and provided that on and after the Original Agreement Date, either party may provide its shareholders and creditors with a general description of this Agreement and any related transactions, and, subject to the provisions of Section 12.02, information obtained from the reports provided by Seller pursuant to Section 8.07.
Section 12.16    Assignment.

(a)    Seller may not assign, transfer, sell or subcontract all or any part of this Agreement, any interest herein, or any of the Seller's interest in the Servicing Spread Collections, other than the interest in the Total Servicing Spread sold hereby, without the prior written consent of Purchaser, provided that any successor to Seller must assume Seller's obligations under this Agreement. Purchaser shall have the unrestricted right to further assign, transfer, deliver, hypothecate, pledge, subdivide or otherwise deal with its rights under this Agreement on whatever terms Purchaser shall determine without the consent of Seller; including the right to assign all or any portion of the Current Excess Servicing Spread and to assign the related rights under this Agreement. If Purchaser assigns any rights under this Agreement to a third party (a “Third Party AssignmentThird Party Assignment“), such third party (a “Third Party AssigneeThird Party Assignee“) shall enter into a new agreement (a “Third Party Current Spread AgreementThird Party Current Spread Agreement“) with Seller or Seller's assignee that provides such Third Party Assignee with the same rights with respect to the Current Excess Servicing Spread that Purchaser would have had under this Agreement if the Third Party Assignment had not occurred.

(b)    Seller shall maintain a register on which it enters the name and address of each holder of the Current Excess Servicing Spread and each holder's interest in the Current Excess Servicing Spread (the “Holder Register”) for each transaction described in Section 12.16(a). The entries in the Holder Register shall be conclusive absent manifest error, and Seller shall treat each Person whose name is recorded in the Holder Register as an owner of the Current Excess Servicing Spread for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 12.17    Termination.

If the Purchase and Sale Agreement is terminated, this Agreement shall be terminated concurrently therewith, without any further action of either Party. In the event this agreement is terminated as set forth in the prior sentence or in Section 8.13, neither Party shall have any further obligations to the other Party hereunder except as expressly set forth herein. If all conditions to Purchaser’s or Seller’s obligations to close set forth in Article IX and Article X, respectively, are not satisfied on the Sale Date or the Subsequent Sale Date, as applicable, Purchaser or Seller, as applicable based on the condition or conditions not satisfied, may terminate this agreement by written notice to the other party, and neither party shall have any further obligations to the other party hereunder, except as expressly set forth herein.
Section 12.18    Third Party Beneficiaries.

This Agreement does not and is not intended to confer any rights or remedies upon any person or entity other than Purchaser and Seller, except as provided in Section 11.01 and in Section 11.02, provided that Purchaser and Seller reserve the right to modify any term of, or terminate, this Agreement, without the consent of any Purchaser Indemnitee or Seller Indemnitee.

IN WITNESS WHEREOF, each of the undersigned parties to this Agreement has caused this Agreement to be duly executed in its corporate name by one of its duly authorized officers, all as of the date first above written.
MSR XII LLC
Purchaser
By: /s/ Robert Williams
Name:     Robert Williams
Title:     Chief Financial Officer

NATIONSTAR MORTGAGE LLC
Seller
By:    /s/ Amar Patel
Name:     Amar Patel
Title:     Executive Vice President

EXHIBIT A
FORM OF ASSIGNMENT AGREEMENT FOR MORTGAGE LOANS
Subject to, and upon the terms and conditions of the Amended and Restated Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans, dated as of September 10, 2013 (the “Agreement”), by and between Nationstar Mortgage LLC, a Delaware limited liability company (together with its successors and assigns, the “Seller”) and MSR XII LLC, a Delaware limited liability company (together with its successors assigns, the “Purchaser”), as may be amended, restated, or otherwise modified and in effect from time to time, Seller hereby assigns, transfers and delivers to Purchaser all of Seller's right, title and interest in and to Current Excess Servicing Spread for each of the Mortgage Loans set forth in Annex A attached hereto and all proceeds thereof, and agrees that as of the Sale Date, the applicable Mortgage Loan shall be deemed to be a “Mortgage Loan” for all purposes of the Agreement. Capitalized terms used in this Assignment Agreement have the meanings given to such terms in, or incorporated by reference into, the Agreement.
In the event (but only in the event) that the conveyance of the Current Excess Servicing Spread is characterized by a court or governmental authority as security for a loan rather than a sale, Seller will be deemed to have granted to Purchaser, and Seller hereby grants to Purchaser, a security interest in all of its right, title and interest in, to and under the Current Excess Servicing Spread and all proceeds thereof as security for a loan in an amount of the Purchase Price..
All of the terms, covenants, conditions and obligations of the Agreement required to be complied with and performed by Seller on or prior to the date hereof have been duly complied with and performed in all material respects.
NATIONSTAR MORTGAGE LLC
Seller
By:
Name:
Title:

Annex A
[ATTACH ANNEX A, WHICH MAY BE ON COMPUTER TAPE, COMPACT DISK, OR MICROFICHE, CONTAINING THE INFORMATION SET FORTH BELOW]

(a)	(b)	(c)	(d)	(e)	(f) (column (d) - column (e))	(g) ([ ]% of column (f))
Sale Date	Loan # of Mortgage Loan	Principal Balance of Mortgage Loan as of the Sale Date	Servicing Spread Rate	Base Servicing Fee Rate	Net Servicing Spread Rate	Current Excess Servicing Spread

EXHIBIT B
SCHEDULE OF MORTGAGELOANS
SEPARATELY DELIVERED]

EXHIBIT C
SELLER'S OFFICER'S CERTIFICATE
(To be supplied on the Sale Date)
I, _____________________________, a [Vice President] of Nationstar Mortgage LLC (the “Company”), pursuant to Section 9.07 of the Amended and Restated Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans by and between MSR XII LLC and the Company, dated as of September 10, 2013 (the “Agreement”), hereby certify on behalf of the Company that:
(i)Each of the Company's representations and warranties made in the Agreement is true and correct in all material respects as of the date hereof;
(ii)All of the terms, covenants, conditions and obligations of the Agreement required to be complied with and performed by the Company at or prior to the date hereof have been duly complied with and performed in all material respects;
(iii)The conditions set forth in Sections 9.04 and 9.05 of the Agreement have been satisfied; and
(iv)As of the date hereof, the Company has a Consolidated Tangible Net Worth (as defined in the Agreement) of at least the sum of (x) $250,000,000 and (y) 50% of the proceeds from any issuance of equity on or after the date of the Agreement by the Company, Nationstar Mortgage Holdings Inc. or any of Company’s consolidated subsidiaries, and the Company (considered together with its consolidated subsidiaries) is not in default in any indebtedness in excess of $10,000,000 (individually or in the aggregate).
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of [______________]
By:

EXHIBIT D
PURCHASER'S OFFICER'S CERTIFICATE
(To be supplied on the Sale Date)
I, ______________, [POSITION] of [___________], the sole member of MSR XII LLC (the “Company”), pursuant to Section 10.05 of the Amended and Restated Current Excess Servicing Spread Acquisition Agreement for Non-Agency Mortgage Loans by and between the Company and Nationstar Mortgage LLC, dated as of September 10, 2013 (the “Agreement”), hereby certify on behalf of the Company that:
(i)    Each of the Company's representations and warranties made in the Agreement is true and correct in all material respects as of the date hereof; and
(ii)    All of the terms, covenants, conditions and obligations of the Agreement required to be complied with and performed by the Company at or prior to the date hereof have been duly complied with and performed in all material respects; and
(iii)    All conditions set forth in Section 10.04 have been satisfied.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of [______________].
MSR XII LLC
By: [_________], as member
By:

EXHIBIT E
LOCATION OF CREDIT FILES

350 Highland Drive
Lewisville, Texas 75067

EXHIBIT F
FORM OF SUMMARY REMITTANCE REPORT

[DELIVERED SEPARATELY]

EXHIBIT G
FORM OF DELINQUENCY REPORT

[DELIVERED SEPARATELY]

EXHIBIT H
FORM OF DISBURSEMENT REPORT

[DELIVERED SEPARATELY]

EXHIBIT I
SELLER JURISDICTIONS AND RECORDING OFFICES

Chief Executive Office:
350 Highland Drive
Lewisville, Texas 75067
Recording Office:
Secretary of State, State of Delaware

EXHIBIT J
SERVICING AGREEMENTS

[DELIVERED SEPARATELY]